EXHIBIT 4.2

Encana (USA) 401(k) Plan

Amended and Restated Effective January 1, 2012

Encana (USA) 401(k) Plan

Table of Contents

INTRODUCTION		1

ARTICLE 1. DEFINITIONS		2
1.1	Account	2
1.2	Administrator	2
1.3	Affiliated Group	2
1.4	Annual Additions	2
1.5	Application for Benefits	2
1.6	Beneficiary	3
1.7	Cash-Out Limit	3
1.8	Catch-Up Contributions	3
1.9	Code	3
1.10	Compensation	3
1.11	Death	3
1.12	Deferral Contributions	3
1.13	Deferral Account	3
1.14	Disability	3
1.15	Effective Date	4
1.16	Eligible Employee	4
1.17	Employee	4
1.18	Employer	4
1.19	Employer Stock Fund	4
1.20	ERISA	4
1.21	Excess Deferrals	5
1.22	Five-Taxable-Year Period	5
1.23	Highly Compensated Participant	5
1.24	Investment Manager	5
1.25	Limitation Year	5
1.26	Non-Highly Compensated Participant	5
1.27	Normal Retirement Age	5
1.28	Participant	6
1.29	Participating Employer	6
1.30	Plan	6
1.31	Plan Year	6
1.32	Pre-Tax Contributions	6
1.33	Qualified Distribution	6
1.34	Qualified Matching Contribution Account	6
1.35	Qualified Matching Contributions or QMACs	6
1.36	Qualified Nonelective Contribution Account	6
1.37	Qualified Nonelective Contributions or QNECs	6
1.38	Regulation	6
1.39	Required Distribution Date	7

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1.40	Rollover Account	7
1.41	Rollover Contributions	7
1.42	Roth Contributions	7
1.43	Safe Harbor Matching Contributions	7
1.44	Safe Harbor Matching Contribution Account	7
1.45	Safe Harbor Plan	7
1.46	Sponsor	7
1.47	Spouse	7
1.48	Suspense Account	7
1.49	Testing Compensation	7
1.50	Trust Agreement	9
1.51	Trust Fund	9
1.52	Trustee	9
1.53	Valuation Date	9

ARTICLE 2. ELIGIBILITY AND PARTICIPATION		10
2.1	Eligibility to Participate	10
2.2	Eligibility to Receive Safe Harbor Matching Contribution	10
2.3	Reinstatement of Participation	10
2.4	Termination of Participation	10

ARTICLE 3. CONTRIBUTIONS		11
3.1	Deferral Contributions	11
3.2	Safe Harbor Matching Contributions	12
3.3	Qualified Nonelective Contributions	12
3.4	Rollover Contributions	12

ARTICLE 4. ACCOUNTS		14
4.1	Participant Accounts	14
4.2	Valuation and Adjustment of Accounts	14
4.3	Vested Benefits	15
4.4	Disposition of Forfeitures or Suspense Account	15
4.5	Directed Investments	15
4.6	Statements	16

ARTICLE 5. LIMITATIONS ON BENEFITS		18
5.1	Definitions	18
5.2	Average Deferral Percentage Limitations	18
5.3	Average Contribution Percentage Limitations	22
5.4	Elective Deferral Limitation	24
5.5	Annual Additions Limitation	26

ARTICLE 6. DISTRIBUTION OF PLAN BENEFITS		27
6.1	Distribution Events	27
6.2	Amount of Distribution	27

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6.3	Form of Distribution	27
6.4	Timing of Distribution	27
6.5	Notice	28
6.6	Required Minimum Distributions	28
6.7	Death Benefits	28
6.8	Determination of Beneficiary	29
6.9	Rollover of Plan Distributions	31
6.10	Qualified Domestic Relations Orders	32

ARTICLE 7. LOANS; HARDSHIP AND IN-SERVICE WITHDRAWALS		34
7.1	Participant Loans	34
7.2	In-Service Withdrawals	34
7.3	Hardship Withdrawals	34

ARTICLE 8. APPLICATION FOR BENEFITS		37
8.1	Applying for Benefits	37
8.2	Denial of Benefits	37
8.3	Exhaustion of Remedies; Limitation of Actions	39

ARTICLE 9. ADMINISTRATION OF THE PLAN		40
9.1	Administrator	40
9.2	Organization and Procedures	40
9.3	Powers and Duties	40
9.4	Consultation with Agents	42
9.5	Finality of Action	42
9.6	Indemnification	42
9.7	Payment of Plan Expenses	42

ARTICLE 10. THE TRUST FUND		44
10.1	The Trustee	44
10.2	The Trust Fund	44
10.3	Reversion of Assets	44

ARTICLE 11. PLAN FIDUCIARIES		45
11.1	Fiduciaries	45
11.2	Fiduciary Responsibilities	45
11.3	Investment Managers	46

ARTICLE 12. AMENDMENT, TERMINATION AND MERGER		47
12.1	Plan Amendment	47
12.2	Vesting Amendments	47
12.3	Plan Termination	48
12.4	Plan Merger or Transfer of Assets	49

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ARTICLE 13. TOP HEAVY PROVISIONS		50
13.1	Application of Top-Heavy Provisions	50
13.2	Top-Heavy Definitions	50
13.3	Determination of Top-Heavy Status	51
13.4	Change in Vesting Schedule	51
13.5	Minimum Contribution	52

ARTICLE 14. GENERAL PROVISIONS		53
14.1	Interpretation	53
14.2	Liability for Participant Representations	53
14.3	Governing Law	53
14.4	Participating Employers	53
14.5	Missing Participants and Beneficiaries	54
14.6	Incapacity of Participant or Beneficiary	54
14.7	Assignment and Alienation	55
14.8	Participant Rights	55
14.9	Effect on Employment Status	55
14.10	Qualified Military Service	56

Schedule A - Participating Employers		57

Schedule B - Imputed Service for Predecessor and Related Employers		58

Schedule C - Protected Benefits		59

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Encana (USA) 401(k) Plan
(Amended and Restated Effective January 1, 2012)

INTRODUCTION

Alenco Inc. (the “Sponsor”) originally established the Encana International (USA) Inc. 401(k) Plan (the “Plan”) effective September 1, 1999.  The Plan was most recently amended and restated effective January 1, 2002 as a volume submitter plan under the Orchard Trust Company Defined Contribution Volume Submitter Plan and Trust (basic plan document #01).  The Plan is now amended and restated on an individually designed plan document and renamed the Encana (USA) 401(k) Plan, effective January 1, 2012.  This amendment and restatement shall supersede all other restatements to the Plan.

The Plan is intended to qualify under Code Sections 401(a) and 501(a) and is created and maintained for the exclusive benefit of eligible employees and their beneficiaries to provide them with a means to accumulate retirement savings, to provide retirement funds, and to provide benefits in the event of an employee’s death or disability.

The Plan includes this document and Schedules A, B and C, as may be amended from time to time without the necessity of a formal Plan amendment.

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ARTICLE 1.
DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1
Account means the individual account established in the name of each Participant reflecting the portion of the Employer’s and the Participant’s contributions, and the net earnings or losses thereon, and which shall, to the extent applicable, consist of the accounts designated under Section 4.1.

1.2	Administrator means the Sponsor or any committee or individual appointed by the Sponsor to administer the Plan as provided in Article 9.

1.3
Affiliated Group means any group of corporations or other business organizations of which the Employer is a member, determined by using tests established under Code Sections 414(b), (c), (m) and (o), modified for purposes of Code Section 415 only by Code Section 415(h).

1.4	Annual Additions means, for each Limitation Year, the sum of―

(a)
the contributions by the Employer and other members of the Affiliated Group to this Plan or any other qualified defined contribution retirement plan that are allocated for the benefit of a Participant, including any forfeitures;

(b)	any Participant contributions to this Plan or to any other such plan (other than contributions made pursuant to Code Section 414(v)); and

(c)
for purposes of the dollar limitation on Annual Additions, any contributions by the Employer and other members of the Affiliated Group allocated to a medical expense reimbursement account that is established under Code Section 401(h) for a Participant under any pension or annuity plan, or, in the case of a key employee as defined in Code Section 416, any contribution by the Employer and other members of the Affiliated Group allocated on the Participant’s behalf to a separate account in a funded welfare benefit plan established for the purpose of providing post-retirement medical benefits.

Anything herein to the contrary notwithstanding, Annual Additions shall not include any investment earnings allocable to a Participant, any Rollover Contributions or amounts transferred directly to a trustee from another qualified plan, contributions of amounts previously distributed to former employees who are reemployed or payments of principal and interest on Plan loans.

1.5
Application for Benefits means the administrative method and procedures established by the Administrator in order for a Participant to receive benefits hereunder, including any electronic methods prescribed by the Administrator.

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1.6
Beneficiary means any individual, trust, estate, or other recipient properly designated by the Participant pursuant to the procedures required by the Administrator to receive Death benefits payable hereunder, on either a primary or contingent basis.

1.7
Cash-Out Limit means $1,000 calculated as of the time of distribution or any other time.  The value of a Participant’s vested Account for purposes of applying the Cash-Out Limit shall be determined by including the portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto).

1.8	Catch-Up Contributions means contributions to the Plan that are intended to qualify as catch-up contributions pursuant to Code Section 414(v).

1.9	Code means the Internal Revenue Code of 1986, as now in effect and as may be amended from time to time.

1.10
Compensation means the Participant’s W-2 pay, excluding bonuses, commissions, overtime, and taxable benefits, and including amounts that are not included in the Participant’s gross income due to an election under Code Section 125, 132(f)(4), or 402(e)(3).  Compensation shall not exceed the limitation under Code Section 401(a)(17), which is $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17).  This limit does not apply with respect to Deferral Contributions.  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

1.11
Death means the Participant’s death for which a certificate or declaration of death is issued, and may include the Participant’s disappearance, as determined in the sole discretion of the Administrator.

1.12
Deferral Contributions means the contributions to the Trust Fund made by the Employer on behalf of a Participant pursuant to the Participant’s deferral election under Section 3.1, including all Pre-Tax Contributions and Roth Contributions, and including Catch-Up Contributions.

1.13	Deferral Account means the individual account established in the name of each Participant reflecting the Participant’s Deferral Contributions, and the net earnings and losses thereon.

1.14	Disability refers to a condition in which a Participant is determined to qualify for benefits under the long-term disability plan sponsored by the Employer under which the Participant is covered.

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1.15
Effective Date means September 1, 1999.  The Effective Date of this restatement shall be January 1, 2012.  If an earlier effective date for a provision in this restated Plan applies, the provision shall be effective as of the earlier effective date notwithstanding the general January 1, 2012 effective date.

1.16	Eligible Employee means any Employee of the Employer, but shall not include:

(a)
any Employee included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representative, the negotiation of which retirement benefits were the subject of good faith bargaining, unless the Employer and the Employee representative have agreed to allow such Employees to participate in the Plan pursuant to the terms of the collective bargaining agreement covering such Employees;

(b)	any Employee who is a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States;

(c)	any Employee who is an expatriate covered by the Employer’s retirement plan in the Employee’s country of residence;

(d)	any Employee who is classified by the Employer as an intern; and

(e)	any Employee of an Employer with respect to any period prior to the date that the Employer shall have adopted this Plan with respect to its Employees.

1.17
Employee means any individual who is a common law employee of the Employer and is classified as an employee of the Employer on the basis of the Employer’s customary practices consistently applied.  Notwithstanding anything herein to the contrary, the term Employee shall not include any individual who is classified as an agent, consultant, independent contractor or self-employed individual who has entered into an agency, consulting, independent contractor or other similar arrangement with the Employer, including a leased employee, regardless of whether such person is later determined by a court or governmental agency to have an employee relationship with the Employer.

1.18
Employer means the Sponsor and any member of the Affiliated Group that shall adopt this Plan on behalf of its Eligible Employees with the consent of the Sponsor or the Administrator as a Participating Employer.

1.19
Employer Stock Fund means the investment fund designated for investment in the common stock of Encana Corporation, which is a “qualifying employer security” of the Employer within the meaning of Section 409(p).

1.20	ERISA means the Employee Retirement Income Security Act of 1974, as now in effect and as thereafter amended from time to time, and any regulations issued thereunder.

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1.21
Excess Deferrals means, for any Plan Year, Deferral Contributions (excluding Catch-Up Contributions) in excess of the limitation on elective deferrals under Code Section 402(g), as may be adjusted pursuant to Code Section 402(g)(4), or Deferral Contributions (excluding Catch-Up Contributions) designated by the Participant as being in excess of the limitation.

1.22
Five-Taxable-Year Period means the period beginning on the first day of the first taxable year in which the Participant makes a Roth Contribution to his or her Roth Contribution subaccount under this Plan or, if a Rollover Contribution was made to the Participant’s Roth Contribution subaccount in this Plan from Roth contributions from another qualified plan not sponsored by the Sponsor, the first day of the first taxable year for which the Participant made a Roth contribution to such other qualified plan.

1.23	Highly Compensated Participant means any Eligible Employee who performed services for the Employer during the determination year and who:

(a)	was a 5% owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the determination year or lookback year, or

(b)
received determination year Testing Compensation (disregarding the Code Section 401(a)(17) limitation) from the Employer in excess of the dollar limit set forth in Code Section 414(q)(1)(B), as adjusted by the IRS for cost-of-living, and was in the top paid-20% group of Employees for the Plan Year.

For this purpose, “determination year” means the Plan Year for which the determination of whom is a Highly Compensated Participant is being made.  “Lookback year” means the 12-month period immediately preceding the determination year.  The determination of the Employees who qualify as Highly Compensated Participant under this Plan shall be made in accordance with the provisions of Code Section 414(q) and related Regulations.

1.24	Investment Manager means the individual or entity, if any, appointed by the Administrator to manage any portion or all of the assets of the Trust Fund.

1.25
Limitation Year means the Plan Year.  If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan shall be treated as if the Plan was amended to change its Limitation Year to end on the effective date of the Plan termination.  As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit shall be prorated under the short limitation year rules.

1.26	Non-Highly Compensated Participant means any individual who at any time during the applicable Plan Year is a Participant in this Plan and who is not a Highly Compensated Participant.

1.27	Normal Retirement Age means age 65.

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1.28
Participant means an Eligible Employee who has entered the Plan in accordance with the provisions of Article 2.  An Employee who becomes a Participant shall remain a Participant under the Plan until the Trustee has fully distributed the Participant’s Account.

1.29
Participating Employer means each entity that adopts the Plan in accordance with Section 14.4 and is listed as a Participating Employer, and not an excluded entity, in Schedule A as updated from time to time.

1.30	Plan means the Encana (USA) Inc. 401(k) Plan, as of its original effective date, including any subsequent amendments thereto.

1.31	Plan Year means the 12-month period ending on December 31st.

1.32	Pre-Tax Contributions means contributions that are intended to qualify as pre-tax contributions pursuant to Code Section 401(k).

1.33
Qualified Distribution shall mean a distribution from a Participant’s Roth Contributions subaccount that (a) is made on or after the date a Participant attains age 59½, on or after the Participant’s death, or on account of the Participant’s disability (as that term is defined in Code Section 72(m)); and (b) is made after the Five-Taxable-Year Period.

1.34
Qualified Matching Contribution Account means the individual account established in the name of each Participant reflecting his Qualified Matching Contributions, and the net earnings or losses thereon.

1.35
Qualified Matching Contributions or QMACs means the contributions to the Trust Fund that may be made made by the Employer on behalf of a Non-Highly Compensated Participant for the purpose of satisfying nondiscrimination requirements in any Plan Year in which the Plan is not a Safe Harbor Plan, and which satisfy the applicable nonforfeitability requirements and distribution restrictions of Code Section 401(k).

1.36
Qualified Nonelective Contribution Account means the individual account established in the name of each Participant reflecting the Participant’s Qualified Nonelective Contributions, and the net earnings or losses thereon.

1.37
Qualified Nonelective Contributions or QNECs means the contributions (other than qualifying matching contributions) to the Trust Fund that may be made by the Employer on behalf of a Non-Highly Compensated Participant for the purpose of satisfying nondiscrimination requirements in any Plan Year in which the Plan is not a Safe Harbor Plan, or for correction purposes, and which satisfy the applicable nonforfeitability requirements and distribution restrictions of Code Section 401(k).

1.38	Regulation means any rule or regulation promulgated under Code Section 7805 by the Secretary of the Department of the Treasury, or the Secretary’s delegate.

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1.39	Required Distribution Date means the April 1st of the calendar year following―

(a)	in the case of a Participant who is a 5% owner (within the meaning of Code Section 416(i)), the calendar year in which a Participant attains age 70½, and

(b)
in the case of a Participant who is not a 5% owner, the later of the calendar year in which occurs the Participant’s severance from employment with the Employer or the calendar year in which the Participant attains age 70½.

1.40
Rollover Account means the individual account established in the name of each Eligible Employee, if applicable, reflecting the Participant’s Rollover Contributions, and the net earnings or losses thereon, including any subaccounts necessary in order to reflect different types of pre-tax and after-tax Rollover Contributions and other types of rollovers.

1.41	Rollover Contributions means the contributions to the Trust Fund made by an Eligible Employee pursuant to Section 3.4.

1.42	Roth Contributions means contributions that are intended to qualify as after-tax contributions pursuant to Code Section 402A.

1.43
Safe Harbor Matching Contributions means contributions to the Trust Fund made by the Employer under Section 3.2 on behalf of a Participant that are intended to satisfy the matching requirements for the plan to be a Safe Harbor Plan.

1.44
Safe Harbor Matching Contribution Account means the individual account established in the name of each Participant reflecting the Participant’s Safe Harbor Matching Contributions, and the net earnings or losses thereon.

1.45
Safe Harbor Plan means a qualified plan that, with respect to nondiscrimination testing, meets the requirements set forth in Code Section 401(k)(12) and underlying Regulations and the requirements set forth in Code Section 401(m)(11) and underlying Regulations for safe harbor 401(k) plans.

1.46	Sponsor means Alenco Inc., and any successor thereto.

1.47	Spouse means an individual of the opposite sex who is legally married to a Participant under applicable state law, including a common law spouse.

1.48
Suspense Account means the account established to reflect any amounts allocated or accrued on behalf of a Participant in excess of the limitations under Code Section 415 or other unallocated amounts under the Plan that are not forfeitures.

1.49
Testing Compensation means the Employee’s wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source), plus amounts that would  be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b), plus all other payments of compensation to an Employee by the Employer (in the course of the Employer’s

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trade or business) for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041(d), 6051(a)(3) and 6052. Testing Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Except as provided below in this Section 1.49, such amounts must be actually paid or made available to the Employee during the Limitation Year (or, if earlier, includible in the gross income of the Employee within the Limitation Year) and prior to the Employee’s severance from employment with the Employer.

Testing Compensation is also subject to the following:

(a)	Other Included Compensation. Testing Compensation includes:

(1)
Amounts earned during a Plan Year but paid during the first few weeks of the following Plan Year because of the timing of pay periods and pay dates, provided that such amounts are included on a uniform and consistent basis in the Testing Compensation of all similarly situated Participants for the Plan Year in which such amounts were earned and no compensation is included in more than one Limitation Year;

(2)
Back pay within the meaning of Regulation Section 1.415(c)-2(g)(8), for the Plan Year to which the back pay relates, to the extent the back pay represents wages and compensation that would otherwise be included in Testing Compensation; and

(3)
Amounts that would have been included in Testing Compensation if the amounts had been paid prior to the Employee’s severance from employment date, provided the amounts are paid by 2½ months after a severance from employment, and the amounts are:

(A)
Regular compensation for services performed during regular working hours, or compensation for services performed outside the regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;

(B)	Payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave had employment continued; and

(C)
Differential wage payments, which are payments made by the Employer to an individual with respect to any period during which the individual is performing qualified military service within the meaning of Code Section 414(u) for a period of more than 30 days, and which represent all or a portion of the wages that the individual would have received from the

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Employer if the individual had been performing services for the Employer.

(b)
Compensation Limit.  Testing Compensation shall not exceed the limitation under Code Section 401(a)(17), which is $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17).  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the Code Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(c)
Definition for Nondiscrimination Testing.  Notwithstanding the foregoing, for purposes of applying the nondiscrimination tests of Section 5.2 and 5.3, and any other applicable nondiscrimination testing, Testing Compensation means any definition of compensation that satisfies the requirements for a nondiscriminatory definition under Code Section 414(s), as determined by the Administrator.

1.50	Trust Agreement means the agreement with the Trustee providing for the Trust Fund in which Plan contributions are held by the Trustee.

1.51	Trust Fund means the assets of the Plan held under the Trust Agreement.

1.52	Trustee means the trustee or trustees by whom the Accounts and assets of the Plan are held pursuant to the Trust Agreement as provided in Article 10.

1.53
Valuation Date means the date as of which the Trust Fund is valued and the Account maintained on behalf of each Participant or Beneficiary is adjusted as provided hereunder.  The Trust Fund shall be valued on each trading date with respect to investment assets or funds whose value is determined on any day that the financial markets are open.  For all other assets, the Trust Fund shall be valued as of the last day of the Plan Year and on such additional dates as the Administrator shall deem appropriate.

*  *  *  *  End of Article 1  *  *  *  *

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ARTICLE 2.
ELIGIBILITY AND PARTICIPATION

2.1	Eligibility to Participate. Each Employee shall become a Participant as of the first day of the month following the date the individual becomes an Eligible Employee.

2.2
Eligibility to Receive Safe Harbor Matching Contribution.  With respect to any Plan Year for which the Plan is a Safe Harbor Plan, each Participant who is an Eligible Employee during such Plan Year is eligible to share in the allocation of Safe Harbor Matching Contributions.

2.3	Reinstatement of Participation.

(a)
Reemployment of Eligible Employee.  In the event a Participant who ceases to be an Eligible Employee again becomes an Eligible Employee, such Employee shall be eligible to make Deferral Contributions and receive Safe Harbor Matching Contributions as soon as administratively feasible after the Participant again becomes an Eligible Employee and completes the enrollment process.

(b)
Reclassification as an Eligible Employee.  In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee shall be eligible to make Deferral Contributions and receive Safe Harbor Matching Contributions as soon as administratively feasible after the Employee first becomes an Eligible Employee, provided such Employee has previously satisfied the requirements of Section 2.1 and would have otherwise become a Participant, and such Employee again completes the enrollment process.  In applying this Section 2.3(b) to any Employee, such Employee’s employment with all Participating Employers shall be treated as employment with the Employer.

2.4
Termination of Participation.  A Participant shall cease to be a Participant as of the date the Participant has received a complete distribution of the Participant’s Account; provided, however, that for purposes of an individual’s eligibility to make Deferral Contributions and Rollover Contributions, a Participant shall cease to be such on the earlier of the Participant’s termination of employment for any reason or the Participant’s transfer to a classification of employees who are not Eligible Employees.

*  *  *  *  End of Article 2  *  *  *  *

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ARTICLE 3.
CONTRIBUTIONS

3.1
Deferral Contributions.  Each Participant may elect to have the Employer deduct, in whole or partial percentages (carried to the 1/10th), from 1% up to 30% (plus Catch-Up Contributions) of the Participant’s Compensation (without regard to Code Section 401(a)(17)), that would otherwise be payable to him in cash for the Plan Year, limited to the amount available after any other applicable withholdings, and to have such amount contributed on the Participant’s behalf to the Plan as a Deferral Contribution.  The dollar amount cannot exceed the dollar limitation outlined in Section 5.4(a).  The Participant shall specify whether the Deferral Contributions made pursuant to this Section 3.1 are Pre-Tax Contributions, Roth Contributions, or a combination of both and, once made, the participant may change his or her designation on a prospective basis.  If the Participant fails to so designate, the Plan shall treat all Deferral Contributions as Pre-Tax Contributions.  Deferral Contributions shall also be subject to the following:

(a)
Method of Election.  A Participant may elect to make, modify, or discontinue the Participant’s Deferral Contributions by filing notice with the Administrator, or its representative, in accordance with procedures established by the Administrator; provided, however, in no event may a Participant’s deferral election apply to Compensation that is currently available to the Participant.  A Participant’s election to make, modify or discontinue the Participant’s Deferral Contribution election shall be effective as soon as administratively feasible following receipt of the Participant’s request to make, modify or discontinue such contributions by the Administrator or its representative.  Anything herein to the contrary notwithstanding, if the Administrator determines that a Participant’s Deferral Contributions will exceed any limitations of this Plan that apply to such contributions, the Administrator may at any time amend the Participant’s Deferral Contribution election to the extent necessary to adhere to such limitations.  Participants will be notified of any changes to deferral elections that are made by the Administrator.

(b)
Catch-Up Contributions.  All employees who are eligible to make Deferral Contributions and who have attained or will attain age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions for the Plan Year in accordance with, and subject to the limitations of, Code Section 414(v).  Notwithstanding anything to the contrary in the Plan, Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of Catch-Up Contributions.  The Participant shall designate whether the Catch-Up Contributions will be treated as Pre-Tax

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Contributions or Roth Contributions. If a Participant fails to so designate, the Plan shall treat such contribution as Pre-Tax Contributions.

3.2	Safe Harbor Matching Contributions.

(a)
Safe Harbor Matching Contribution.  The Employer shall make a Safe Harbor Matching Contribution on behalf of each Participant at the rate of 100% of the amount of a Participant’s Deferral Contributions that do not exceed 5% of the Participant’s Compensation per payroll period.  The Employer may make a discretionary additional Safe Harbor Matching Contribution, provided that the total amount of Safe Harbor Matching Contributions shall not exceed 6% of the Participant’s Compensation per payroll period.

(b)	Safe Harbor Election. The Employer elects that the Plan qualify as a Safe Harbor Plan.

3.3	Qualified Nonelective Contributions. The Employer may, for any Plan Year, make QNECs on behalf of Participants in such amount when necessary. The following rules apply to QNECs:

(a)
Distribution of QNECs.  QNECs are 100% vested and nonforfeitable when contributed to the Plan and are subject to the same “Distribution Restrictions” imposed on Deferral Contributions.  Distribution Restrictions means that the Participant may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of: the Participant’s death, disability, termination of employment, or attainment of age 59½, financial hardship satisfying the requirements of Code Section 401(k) and applicable Regulations, and a Plan termination without establishment of a successor defined contribution plan (other than an ESOP).

(b)
Allocation and Deposit of QNECs.  QNECs for any Plan Year must be allocated to Participants’ Qualified Nonelective Contribution Accounts as of a date no later than the last day of such Plan Year, and must be actually paid to the Plan within the 12-month period following the last day of such Plan Year.

(c)
Allocation Method.  To the extent permitted by law, the Employer may designate which Participants are to receive allocations of QNECs, and the method by which they are intended to be allocated to Participants.

3.4
Rollover Contributions.  Under such rules and procedures as the Administrator may establish, any Eligible Employee may contribute all or a portion of the distribution received from another qualified plan or individual retirement account or annuity if the amount contributed satisfies the requirements for an “eligible rollover distribution” pursuant to Code Section 402(c) or 408(d)(3).  Rollover Contributions may include pre-tax and/or after-tax contributions; however, rollover contributions shall not be accepted from amounts that reflect SIMPLE IRA contributions under

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 Code Section 408(p), SEP IRA contributions under Code Section 408(k), Roth IRA contributions under Code Section 408A, or designated Roth accounts from a plan qualified under Code Section 403(b) or 457(b).

Prior to accepting a Rollover Contribution from a designated Roth account from another plan qualified under Code Section 401(a), the Administrator shall require the transferring plan to provide a statement indicating the first year of the Five-Taxable-Year Period and the portion of the distribution that is attributable to investment in the contract under Code Section 72, or alternatively, that the distribution is a Qualified Distribution.

All such Rollover Contributions must be received by the Trustee on or before the 60th day after the day on which the Participant receives or is deemed to receive the distribution unless such rollover is a direct transfer of an eligible rollover distribution within the meaning of Code Section 401(a)(31).  The Administrator may require such information as it may deem necessary to determine whether a distribution to a Participant satisfies the requirements of this Section 3.4.

*  *  *  *  End of Article 3  *  *  *  *

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ARTICLE 4.
ACCOUNTS

4.1
Participant Accounts.  A Participant’s Account may consist of the following accounts reflecting the portion of the Employer’s and the Participant’s contributions, and the net earnings or losses thereon:

(a)	A Deferral Account.

(b)	A Safe Harbor Matching Contribution Account.

(c)	A Non-Safe Harbor Matching Contribution Account.

(d)	A Qualified Nonelective Contribution Account.

(e)	A Rollover Account.

(f)	Any other account established pursuant to Schedule C.

Multiple subaccounts of any type may be established if required by the Plan or if considered advisable by the Administrator.  A reference herein to any type of account includes all of the Participant’s subaccounts of that type.  Except as expressly provided herein to the contrary, the Trust Fund shall be held and invested on a commingled basis; accounts and subaccounts shall be for bookkeeping purposes only; and, except as may be provided with respect to Trust Fund assets that are invested in segregated funds at the direction of Participants, the establishment of Accounts shall not require any segregation of the assets of the Trust Fund.

4.2
Valuation and Adjustment of Accounts.  As of each Valuation Date, the Trustee shall determine the total net worth of the Trust Fund.  The valuation of the Trust Fund shall be at its fair market value as of the Valuation Date.  Except as otherwise may be provided with respect to Trust Fund assets that are invested in segregated funds at the direction of Participants, the Administrator shall adjust the Account of each Participant to reflect the effect of distributions, transfers, withdrawals, income, realized and unrealized profit and losses, contributions, and all other transactions with respect to the Trust Fund since the next preceding Valuation Date in accordance with generally accepted valuation methods consistently followed and uniformly applied.  With respect to the Participant’s Roth Contribution subaccounts, the Administrator shall maintain a record of the Participant’s investment in the contract with Code Section 72 and the date the Participant first contributed to his or her Roth subaccount for purposes of determining when the Five-Taxable-Year Period begins.

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4.3	Vested Benefits. A Participant shall be 100% vested at all times in the value of the Participant’s entire Account.

4.4
Disposition of Forfeitures or Suspense Account.  Any portion of a Participant’s Account that is forfeited pursuant to any applicable provision under the Plan shall be used to restore any amounts previously forfeited by Participants for whom such restoration is required under any applicable Plan provision.  If any forfeitures for a Plan Year remain after the restoration of all required amounts, the remaining forfeitures shall, at the discretion of the Administrator, be used for any of the following purposes: (i) to reduce the Employer’s contributions on behalf of Participants for the Plan Year(s) including and following the Plan Year in which occurs the event giving rise to the forfeitures, (ii) to pay the reasonable expenses of administering the Plan, and (iii) upon the election of the Employer, to be allocated to Participants as of the last day of the Plan Year or the following Plan Year as Safe Harbor Matching Contributions.  Forfeitures under this Plan shall be available without regard to which Employer contributed such assets.  The allocation method of this Section 4.4 shall also apply with respect to the disposition of any Suspense Account.

4.5	Directed Investments.

(a)
Participant Instructions.  Subject to the provisions of this Section 4.5, a Participant shall, by providing appropriate instructions to the Administrator, or its representative, be entitled to direct the Trustee as to the percentage of any Participant and Employer contributions, and any contributions previously allocated to the Participant’s Account, to be invested in one or more of the types of investments made available for investment by Participants as determined by the Administrator.  All Participant investment instructions are subject to the procedures required by the Administrator; however, Participants shall be allowed to direct their investments at least quarterly.

(b)
Trustee Investment Pursuant to Instructions.  As soon as administratively practicable, the Trustee shall invest the applicable portions of the contributions that have been made on behalf of Participants, and the earnings and losses thereon, in accordance with all proper investment instructions received from Participants.  To the extent that a Participant does not direct the investment of the amounts that are credited to the Participant’s Account, or the applicable portion thereof, the Participant’s Account shall be invested by the Trustee in qualified default investment alternative (“QDIA”), as provided in ERISA Section 404(c)(5), and shall be deemed to be invested pursuant to the Participant’s instructions.  A Participant’s investment instructions shall remain in effect until such time as is administratively practicable following receipt by the Trustee of a Participant’s proper request changing or revoking the Participant’s instructions then in effect pursuant to this Section 4.5.  Notwithstanding the foregoing, the Trustee shall not be bound to comply with any investment direction if, in the Trustee’s sole

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discretion, such investment might adversely affect the tax qualification of the Plan or might otherwise be in violation of any applicable law.

(c)
ERISA Section 404(c).  This Plan is intended to satisfy the requirements of ERISA Section 404(c) relating to participant-directed investment plans, and each Participant assumes all risk associated with any decrease in value resulting from Participant investment decisions.  Neither the Administrator, the Trustee, the Sponsor nor the Employer is liable for investments made in compliance with a Participant’s directions and they are under no duty or obligation to review or evaluate such investment directions by any Participant.  Each Participant assumes all risk connected with any decrease in the value of any funds in which his or her Account is invested.

(d)
Selection of Investment Options.  The Administrator shall from time to time establish all such rules and procedures that it determines to be necessary or appropriate for the proper administration of the investment options, including QDIAs, available to Participants.  The Administrator shall from time to time, in its sole discretion, determine the different investment choices available for investment by Participants, which must include at least three investment options (not counting the Employer Stock Fund).  To the extent the Administrator shall eliminate any investment options, provide any new investment options or otherwise modify the investment options that are available for investment under the Plan, the Administrator may impose such limitations, including the suspension of Participant directed investments and other benefits, rights and features under the Plan, as it deems necessary or appropriate for the proper administration of the investment options that are available to Participants.  Neither the Administrator nor the Trustee shall be bound to comply with any investment direction delivered to them if, in their sole discretion, such investment might adversely affect the tax qualification of the Plan or might otherwise be in violation of any applicable law.

(e)
Investments in Employer Stock.  Notwithstanding anything in the Plan to the contrary, the Employer Stock Fund must be one of the investment options available for investment by Participants under the Plan, but only with respect to accounts other than the Deferral Account.  Safe Harbor Matching Contributions are initially automatically invested in the Employer Stock Fund, but the Participant may thereafter divest out of the Employer Stock Fund at any time.  With respect to the Employer Stock Fund, the Administrator may adopt a uniform and nondiscriminatory policy providing for the exercise of voting rights, distribution restrictions, repurchase, put, call or right of first refusal rules, or other rights and restrictions affecting the Employer Stock Fund, provided that such policy cannot be contrary to applicable law.

4.6
Statements.  The Administrator shall furnish on a quarterly basis and upon a Participant’s written request (up to one statement in any 12-month period), or upon such other more frequent intervals as determined by the Administrator, a statement

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to each Participant and Beneficiary of the net earnings or losses credited to or charged against the Participant’s Account, the amount of any annual contributions and forfeitures allocated to such Account, and the total vested and nonvested value of such Account.

*  *  *  *  End of Article 4  *  *  *  *

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ARTICLE 5.
LIMITATIONS ON BENEFITS

5.1	Definitions. For purposes of applying the nondiscrimination tests of this Article 5, the following definitions shall apply:

(a)
Aggregate Contributions shall mean Employer matching contributions (that do not qualify as Safe Harbor Matching Contributions) (to the extent not taken into account for purposes of the actual deferral percentage test (“ADP Test”)) made under the Plan on behalf of a Participant for the Plan Year.  Aggregate Contributions shall not include matching contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

(b)
Cash or Deferred Arrangement shall mean that a Participant may elect to have the Employer make payments on behalf of the Participant either as Employer contributions to the Plan or to the Participant directly in cash.

(c)	Elective Deferral Limit shall mean the limit on elective deferrals provided in Code Section 402(g), as adjusted under Code Section 402(g)(4).

(d)
Excess Aggregate Contributions shall mean the amount of Aggregate Contributions made on behalf of the Highly Compensated Participants that causes the Plan to fail to satisfy the actual contribution percentage test (“ACP Test”).

(e)	Excess Contributions shall mean the amount of Elective Deferrals made by Highly Compensated Participants that causes the Plan to fail the ADP Test.

(f)	Excess Deferrals shall mean Elective Deferrals in excess of the Elective Deferrals Limit, or Elective Deferrals designated by the Participant as Excess Deferrals under the Plan.

(g)	Highly Compensated Group shall mean the group of Participants who are Highly Compensated Participant for the Plan Year.

(h)	Non-Highly Compensated Group shall mean the group of Participants who are Non-Highly Compensated Participants for the Plan Year.

5.2
Average Deferral Percentage Limitations.  The ADP Test of Code Section 401(k)(3) shall be deemed satisfied by virtue of the Plan’s design and operation as a Safe Harbor Plan.  Should this Plan fail to be a Safe Harbor Plan for the purposes of the ADP Test due to the definition of Compensation failing nondiscrimination testing, the following limitations of this Section 5.2 shall apply:

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(a)
General Rule.  For each Plan Year, the actual deferral percentage (“ADP”) (calculated pursuant to Section 5.2(e)) below) for the Highly Compensated Group and the ADP for the Non-Highly Compensated Group must satisfy either of the following ADP Tests:

(1)	The ADP for the Highly Compensated Group for any Plan Year shall not exceed the ADP for the Non-Highly Compensated Group multiplied by 1.25; or

(2)
The ADP for the Highly Compensated Group for any Plan Year shall not exceed the ADP for the Non-Highly Compensated Group multiplied by 2, provided that the ADP for the Highly Compensated Group for such year is not more than two percentage points higher than the ADP for the Non-Highly Compensated Group for such year.

(b)	Use of Current Year Data. The ADP for both the Highly Compensated Group and the Non-Highly Compensated Group shall be calculated using data from the current Plan Year.

(c)	Aggregation of Plans.

(1)
The actual deferral ratio shall be determined with respect to any Participant who is a Highly Compensated Participant for the Plan Year by aggregating his or her elective deferrals in all plans maintained by all Affiliated Employers.  If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement unless mandatorily disaggregated under regulations promulgated under Code Section 401(k).

(2)
In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this section shall be applied by determining the ADP as if all such plans were a single plan.  A plan may be aggregated with this Plan for the ADP Test of this section only if both plans have the same plan year and use the same testing method (i.e., current year or prior year).

(d)	Permissive Disaggregation. In its discretion, the Administrator may:

(1)
Exclude from the Non-Highly Compensated Group for the ADP Test all Non-Highly Compensated Participants who have not met the minimum age and service requirements of Code Section 410(a)(1)(A), provided the Employer also elects to exclude such individuals to apply Code Section 410(b)(4)(B) for coverage purposes;

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(2)
Run two separate ADP Tests, one for all Participants in the Non-Highly Compensated Group and Highly Compensated Group who have not met the minimum age and service requirements of Code Section 410(a)(1)(A), and another test for all remaining Participants in the Non-Highly Compensated Group and the Highly Compensated Group; or

(3)	Not exclude any Participants from the Non-Highly Compensated Group or the Non-Highly Compensated Group for the ADP Test.

(e)
Calculation of ADP.  The ADP for each group is the average of the actual deferral ratios for the Participants in each group, calculated separately for each Participant by dividing such Participant’s Elective Deferrals for the applicable Plan Year (plus all or a portion of QNECs and/or QMACS, if any, made with respect to the Participant for such Plan Year, provided that the conditions in Treas. Reg. Section 1.401(k)-2(a)(6) are satisfied) by the Participant’s Testing Compensation.  For purposes of this section, Elective Deferrals shall not include: (1) Catch-Up Contributions; (2) Excess Deferrals by Non-Highly Compensated Participants that arise solely from Elective Deferrals made under the Plan or any other plan maintained by the Employer; and (3) Elective Deferrals taken into account for the ACP Test, provided the ADP Test is satisfied both by excluding and not excluding such Elective Deferrals.  Each Participant’s actual deferral ratio shall be calculated to the nearest 100th of 1%.

(f)
Correcting ADP Failure – Contribution of QNECs.  For any Plan Year, the Administrator may, in its discretion, elect to have the Employer make QNECs to the Plan on behalf of Non-Highly Compensated Participants to the extent necessary to satisfy the requirements of this Section, either:  (a) in proportion to the Non-Highly Compensated Participants’ Testing Compensation, (b) in a specific dollar amount allocable to each Non-Highly Compensated Participant, or (c) in a specific dollar amount allocated to less than all Non-Highly Compensated Participants, allocated first to those Employees with the lowest ADP; provided, however, that QNECs to a Non-Highly Compensated Participant under this subsection (c) shall comply with Regulation Section 1.401(k)-2(a)(6)(iv).  QNECs made on behalf of a Participant shall be credited to the Participant’s QNEC Account.

(g)
Correcting ADP Failure – Conversion to Catch-Up Contributions.  For any Plan Year, the Administrator may elect to convert Elective Deferrals made to the Plan on behalf of a Highly Compensated Participant to Catch-Up Contributions to the extent necessary to satisfy the requirements of this section, provided such Highly Compensated Participant is eligible to make Catch-Up Contributions and has not exceeded the Catch-Up Contribution limit under Code Section 414(v).

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(h)
Correcting ADP Failure – Contribution of or Conversion and Shifting of QMACs.  For any Plan Year, the Administrator may, in its discretion, elect to have the Employer make QMACs to the Plan on behalf of Non-Highly Compensated Participants, or may elect to convert Matching Contributions made to the Plan on behalf of Non-Highly Compensated Participants to QMACs and shift all or part of the QMACs to the ADP Test instead of the ACP Test, to the extent necessary to satisfy the requirements of this section, either (a) in proportion to the Non-Highly Compensated Participants’ Testing Compensation (b) in a specific dollar amount allocable to each Non-Highly Compensated Participant, or (c) in a specific dollar amount allocated to less than all Non-Highly Compensated Participants, allocated first to those Employees with the lowest ACP; provided, however, that QMACs to a Non-Highly Compensated Participant under this subsection (c) shall comply with Regulation Section 1.401(m)-2(a)(5)(ii).  QMACs made on behalf of a Participant shall be credited to the Participant’s QMAC Account.

(i)
Correcting ADP Failure – Refund of Excess Contributions.  For any Plan Year, the Administrator may, in its discretion, elect to refund Excess Contributions to the extent necessary to satisfy the requirements of this Section.  This subsection (i) shall be a correction method that may be used as an alternative to, or in combination with, subsections (g) and/or (h).

(1)
Timing.  The refund of Excess Contributions, adjusted for earnings, shall occur no later than 12 months following the Plan Year in which the excess occurred.  The amount of the Excess Contributions that are distributed with respect to any Highly Compensated Participant for a Plan Year shall be reduced by any Excess Deferrals that were previously distributed to the individual for the Plan Year to meet the requirements of any other limitation imposed by law.

(2)
Correction.  Refunds of Excess Contributions will be made by (A) determining the amount of the total Excess Contributions that must be distributed in order to meet the ADP Test, and then (B) reducing the dollar amount of Elective Deferrals of the Highly Compensated Participants with the highest dollar amount of Elective Deferrals to the level of the Highly Compensated Participants with the next highest dollar amount of Elective Deferrals and refunding the excess amount to the affected Highly Compensated Participants.  However, if a lesser reduction, when added to the total amount distributed under (B), would equal the amount of the excess, then the lesser amount will be distributed.  If the total amount distributed is less than the total Excess Contributions, then (B) will be repeated as many times as necessary.

(3)	Income or Loss. The Administrator shall adjust Excess Contributions for any income or loss up to the date of distribution. The Administrator may use any reasonable method for computing the

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income or loss allocable to such Excess Contributions, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participant Accounts and for all corrective distributions under the Plan for the Plan Year.

5.3
Average Contribution Percentage Limitations. The ACP Test of Code Section 401(m)(1) shall be deemed satisfied by virtue of the Plan’s design and operation as a Safe Harbor Plan and because there are no Employer contributions to the Plan other than Safe Harbor Matching Contributions.  Should this Plan be fail to be a Safe Harbor Plan for the purposes of the ACP Test due to the definition of Compensation failing nondiscrimination testing, the following limitations of this Section 5.3 shall apply:

(a)
General Rule.  For each Plan year, the actual contribution percentage (“ACP”) (calculated pursuant to Section 5.3(e) below) for the Highly Compensated Group and the ACP for the Non-Highly Compensated Group must satisfy one of the following ACP Tests:

(1)	The ACP for the Highly Compensated Group for any Plan Year shall not exceed the ACP for the Non-Highly Compensated Group multiplied by 1.25; or

(2)
The ACP for the Highly Compensated Group for any Plan Year shall not exceed the ACP for the Non-Highly Compensated Group multiplied by 2, provided that the ACP for the Highly Compensated Group for such year is not more than two percentage points higher than the ACP for the Non-Highly Compensated Group for such year.

(b)	Use of Current Year Data. The ACP for both the Highly Compensated Group and the Non-Highly Compensated Group shall be calculated using data from the current Plan Year.

(c)	Aggregation of Plans.

(1)
The actual contribution ratio shall be determined with respect to any Participant who is a Highly Compensated Participant for the Plan Year by aggregating his or her matching contributions and any other voluntary and mandatory nondeductible employee contributions made on his or her behalf in all plans maintained by all Affiliated Employers.  If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement unless mandatorily disaggregated under regulations promulgated under Code Section 401(k).

(2)	In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or

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more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this section shall be applied by determining the ACP as if all such plans were a single plan. A plan may be aggregated with this Plan for the ACP Test of this section only if both plans have the same plan year and use the same testing method (i.e., current year or prior year).

(d)	Permissive Disaggregation. In its discretion, the Administrator may:

(1)
Exclude from the Non-Highly Compensated Group for the ACP Test all Non-Highly Compensated Participants who have not met the minimum age and service requirements of Code Section 410(a)(1)(A), provided the Employer also elects to exclude such individuals to apply Code Section 410(b)(4)(B) for coverage purposes;

(2)
Run two separate ACP Tests, one for all Participants in the Non-Highly Compensated Group and Highly Compensated Group who have not met the minimum age and service requirements of Code Section 410(a)(1)(A), and another test for all remaining Participants in the Non-Highly Compensated Group and the Highly Compensated Group; or

(3)	Not exclude any Participants from the Non-Highly Compensated Group or the Non-Highly Compensated Group for the ACP Test.

(e)
Calculation of ACP.  The ACP for each group is the average of the separate contribution percentages for the Participants in each group, calculated separately for each Participant by dividing such Participant’s aggregate Matching Contributions for the Plan Year (plus all or a portion of QMACs, if any, made with respect to the Participant for such Plan Year, plus all or a portion of QNECs, if any, and Elective Deferrals made with respect to the Participant for such Plan Year provided that the conditions described in Treas. Reg. Section 1.401(m)-2(a)(6) are satisfied) by the Participant’s Testing Compensation.  Each Participant’s contribution percentage shall be calculated to the nearest 100th of 1%.

(f)
Correcting ACP Failure – Contribution of QMACs.  For any Plan Year, the Administrator may, in its discretion, elect to have the Employer make QMACs to the Plan on behalf of Non-Highly Compensated Participants to the extent necessary to satisfy the requirements of this section, either (a) in proportion to the Non-Highly Compensated Participants’ Testing Compensation (b) in a specific dollar amount allocable to each Non-Highly Compensated Participant, or (c) in a specific dollar amount allocated to less than all Non-Highly Compensated Participants, allocated first to those Employees with the lowest ACP; provided, however, that QMACs to a Non-Highly Compensated Participant under this subsection (c) shall comply with

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Regulation Section 1.401(m)-2(a)(5)(ii). QMACs made on behalf of a Participant shall be credited to the Participant’s QMAC Account.

(g)
Correcting ACP Failure – Forfeiture of Excess Aggregate Contributions.  For any Plan Year, the Administrator may, in its discretion, elect to forfeit Excess Contributions to the extent necessary to satisfy the requirements of this section. This subsection (g) shall be a correction method that may be used as an alternative to, or in combination with, subsections (f).

(1)	Timing. The forfeiture of Excess Aggregate Contributions, adjusted for earnings, shall occur within 12 months following the Plan Year in which the excess occurred.

(2)
Correction.  Corrections of Excess Aggregate Contributions shall be made by (A) determining the amount of the total Excess Aggregate Contributions that must be forfeited in order to meet the ACP Test, and then (B) reducing the dollar amount of Excess Aggregate Contributions of the Highly Compensated Participants with the highest dollar amount of Excess Aggregate Contributions to the level of the Highly Compensated Participants with the next highest dollar amount of Excess Aggregate Contributions.  However, if a lesser reduction, when added to the total amount forfeited under (B), would equal the total amount of the excess, then the lesser amount shall be forfeited.  If the total amount forfeited is less than the total Excess Aggregate Contributions, then (B) shall be repeated as many times as necessary.

(3)	Source. Excess Aggregate Contributions will be distributed from a Highly Compensated Participant’s Employer Match Account, then forfeitures, to the extent necessary to effect the required correction.

(4)
Income or Loss.  The Administrator shall adjust Excess Aggregate Contributions for any income or loss up to the date of distribution.  The Administrator may use any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participants’ Accounts and for all corrective distributions under the Plan for the Plan Year.

5.4	Elective Deferral Limitation.

(a)
General Rule.  A Participant’s Deferral Contributions (excluding Catch-Up Contributions) for any Plan Year, when aggregated with any other elective deferrals within the meaning of Code Section 402(g)(3) to any plans maintained by any member of the Affiliated Group, may not exceed the dollar limitation of Code Section 402(g)(1), or such other limit as adjusted by law or in accordance with Regulations for changes in the cost of living.  If the Administrator determines a Participant’s Deferral Contributions

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(excluding Catch-Up Contributions) would be Excess Deferrals, the Administrator may suspend the Participant’s Deferral Contributions (excluding Catch-Up Contributions, subject to the limit on Catch-Up Contributions) until the following January 1. If a Participant’s Deferral Contributions (excluding Catch-Up Contributions) should exceed the dollar limitation of Code Section 402(g)(1) when aggregated with any other elective deferrals made to any plans that are not maintained by the Affiliated Group, the Participant may assign to this Plan any excess elective Deferral Contributions made during a taxable year of the Participant by notifying the Administrator in writing, on or before April 1 following the calendar year when the Excess Deferrals are made, of the amount of the Excess Deferrals to be assigned to the Plan.

(b)
Distribution of Excess Deferrals. If, after the close of a calendar year, the Administrator determines a Participant has Excess Deferrals or if the Administrator receives a timely claim of Excess Deferrals from the Participant, it shall distribute the Excess Deferrals no later than April 15th of the calendar year following the calendar year in which the Excess Deferrals occurred, or if later, the calendar year in which the Excess Deferrals were discovered.

(c)
Distribution of Pre-Tax Contributions and Roth Contributions.  The Participant may elect, under procedures established by the Administrator, whether distribution of Excess Deferrals shall first be made from the Participant’s Pre-Tax Contributions, Roth Contributions or a combination of both Pre-Tax Contributions and Roth Contributions to the extent such contributions were made during the Plan Year in which the Excess Deferral occurred.  If no election is made, the Administrator shall distribute Excess Deferrals pro rata, based on the amount of Pre-Tax Contributions and Roth Contributions made during the Plan Year in which the Excess Deferral occurred.  A distribution of Excess Deferrals from a Participant’s Account related to Roth Contributions shall not be treated as a Qualified Distribution.

(d)
Determination of Allocable Income or Loss.  The Administrator shall adjust Excess Deferrals to be distributed under this Section 5.4 for income or loss up to the end of the taxable year for which the Excess Deferrals occurred.  The Administrator may use any reasonable method for computing the income or loss allocable to the Excess Deferrals, provided that the method does not violate Code Section 401(a)(4) and is used consistently for allocating income or loss to Participant Accounts and for all corrective distributions under the Plan for the Plan Year.

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5.5	Annual Additions Limitation.

(a)
General Rule.  The maximum Annual Additions credited to the Account of any Participant for any Limitation Year under this Plan, when aggregated with the Annual Additions to any other qualified defined contribution retirement plan maintained by the Employer or any other member of the Affiliated Group, shall not exceed an amount equal to the lesser of:

(1)	100% of the Participant’s Testing Compensation for the Limitation Year, or

(2)	$40,000, as adjusted for cost of living changes under Code Section 415.

(b)
Excess Annual Additions.  Excess Annual Additions allocated to a Participant’s Account shall be corrected through the Employee Plans Compliance Resolution System or such other correction method allowed by statute, Regulations, or regulatory authorities.  Excess Annual Additions may be held in the Suspense Account.

(c)
Incorporation by Reference to Limitations.  To the extent any provisions of the Plan conflict with Code Section 415 or the applicable Regulations, Code Section 415 and the applicable Regulations shall govern.

*  *  *  *  End of Article 5  *  *  *  *

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ARTICLE 6.
DISTRIBUTION OF PLAN BENEFITS

6.1
Distribution Events.  A Participant shall become eligible for a distribution upon Disability or severance from employment with the Employer.  A Participant’s Beneficiary or estate, as applicable, shall become eligible for a distribution upon the Participant’s Death.  An alternate payee shall become eligible for a distribution upon qualification of a domestic relations order (as if a Participant eligible for immediate distribution).

6.2
Amount of Distribution.  Upon a distribution event, a Participant or the Participant’s Beneficiary shall become entitled to the vested value of the Participant’s Account determined as of the Valuation Date coinciding with the distribution date (or if the distribution date is not a Valuation Date, as of the immediately preceding Valuation Date).

6.3
Form of Distribution.  Except as otherwise provided in Schedule C to the Plan or in Section 6.4(a), the Participant’s Account determined under Section 6.2 shall be distributed to the Participant (or Beneficiary) in cash (or, in the discretion of the Administrator, in kind) and in one of the following forms as elected by the Participant (or Beneficiary):

(a)	Single Lump Sum. A single lump sum payment.

(b)
Installment Payments.  Substantially equal payments in monthly, quarterly, semi-annual, annual or other installments over a fixed reasonable period of time, but not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s Spouse or Beneficiary.  A Participant (or Beneficiary) who has elected to receive installment payments may, at any time, elect to accelerate the payment of all, or any portion, of the Participant’s unpaid vested Account.

6.4	Timing of Distribution. Except as otherwise provided in Schedule C to the Plan, the total amount that a Participant is entitled to receive under this Article 6 shall be distributed as follows:

(a)
Amount Does Not Exceed the Cash-Out Limit.  If the Participant’s vested Account balance as of the Participant’s severance from employment does not exceed the Cash-Out Limit, the Administrator shall direct the Trustee to distribute the vested value directly to such Participant (or Beneficiary) without the consent of the Participant as soon as administratively feasible after the Participant’s severance from employment.

(b)
Amount Exceeds the Cash-Out Limit.  If the Participant’s vested Account balance as of the Participant’s severance from employment exceeds the Cash-Out Limit, the Participant (or Beneficiary) may elect to have the vested value paid to him or her as soon as administratively feasible following the date selected by the Participant on an Application for Benefits, but in no event

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later than the Participant’s Required Distribution Date. The form of payment shall be one of the forms available under Section 6.3. Unless the Participant (or Beneficiary) elects otherwise (or is deemed to elect to defer by a failure to elect distribution) and subject to Section 6.6, the distribution of the Participant’s vested Account shall commence no later than the 60th day after the latest of the close of the Plan Year in which the Participant separates from service with the Employer, attains Normal Retirement Age, or reaches the 10th anniversary of the year in which the Participant began participation in the Plan. However, if the amount of the distribution cannot be ascertained by the applicable distribution date or if it is not possible to make such distribution because the Administrator is unable to locate the Participant (or Beneficiary) after making reasonable efforts to do so, in accordance with Regulation Section 1.401(a)-14(d), a payment retroactive to such distribution date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever applies.

6.5
Notice.  The Administrator shall provide notice to the Participant not earlier than 180 days before the Participant’s distribution date.  The notice shall explain the optional methods of distribution from the Plan, including the material features and relative values of those methods, the Participant’s right to defer distribution until the Participant attains the Participant’s Required Distribution Date, the consequences of the Participant’s failure to defer and the Participant’s right to consider whether to elect a distribution for a period of at least 30 days.  Such distribution may commence fewer than 30 days after the benefit notice is given, provided that the Participant, after receiving the notice, affirmatively elects a distribution.

6.6
Required Minimum Distributions.  Notwithstanding anything herein to the contrary, all distributions under the Plan shall be made starting no later than the Required Distribution Date, and determined and made in accordance with the requirements of Code Section 401(a)(9) and Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9, including the incidental death benefit requirement in Code Section 401(a)(9)(G).  The requirements of Code Section 401(a)(9) and the Regulations shall take precedence over any inconsistent provision in the Plan.

6.7	Death Benefits.

(a)
Distribution to Beneficiary.  The value of the Death benefit shall be determined as of the Valuation Date coinciding with the distribution date (or if the distribution date is not a Valuation Date, as of the immediately preceding Valuation Date).  The Participant’s Beneficiary shall be entitled to receive the benefit determined as described in Section 6.2 and in a form available under Section 6.3.

(b)	Required Timing of Distribution. The amount to which a Beneficiary is entitled under this Article 6 shall be distributed to the Beneficiary as soon as

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administratively feasible following the submission of an Application for Benefits by the Beneficiary following the Participant’s Death, subject to the automatic cash-out provisions of Section 6.4. In no event shall the Death benefit commence later than the end of the Plan Year that includes the first anniversary of the Participant’s Death; provided, however, in the case of a spousal Beneficiary, the distribution date may be deferred until the end of the Plan Year in which the Participant would have attained age 70½. Notwithstanding the foregoing, the requirements of Section 6.6 shall apply.

6.8
Determination of Beneficiary.  Each Participant shall have the right to designate a Beneficiary in the manner prescribed for such designation by the Administrator and in accordance with the following rules:

(a)
Spouse as Beneficiary; Consent.  In all cases, the Participant’s Beneficiary shall be the Participant’s Spouse, unless (1) the Beneficiary is otherwise determined pursuant to Section 6.8(d), or (2) the Participant elects to name a different Beneficiary (or Beneficiaries) and the Participant’s Spouse consents to such election.  The Spouse’s consent must be in writing, must acknowledge the effect of the election, must be witnessed by a Plan representative or a notary public, and must meet one of the following requirements:

(1)	the consent names a specific Beneficiary that cannot be changed without the additional consent of the Spouse in a form meeting the requirements of this Section 6.8;

(2)
the consent specifically provides that the Participant may change the designation of a Beneficiary without any further consent by the Spouse, and the Spouse acknowledges in the consent that the Spouse is giving up the right to limit his or her consent to a specific Beneficiary; or

(3)
the consent specifically provides that the Participant may change the designation of a Beneficiary, with such change being limited to a change among certain Beneficiaries, without any further consent by the Spouse, and the Spouse acknowledges in the consent that the Spouse is giving up the right to limit his or her consent to a specific Beneficiary.

(b)
Exceptions.  A Spouse’s consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because (1)  the Participant does not have a Spouse; (2) the Spouse cannot be located; or (3) other circumstances exist under which the Secretary of the Treasury shall excuse the consent requirement.  If the Spouse is not legally competent to give consent, the Spouse’s legal guardian may give consent.  A valid election made by the Participant may be revoked by the Participant in the manner required by the Administrator without the consent

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of the Spouse at any time. Any new election must comply with the requirements of this Section 6.8. A consent by a former Spouse shall not be applicable to a new Spouse.

(c)
Presumed Designation of Beneficiary.  If there is no Beneficiary designated, no Beneficiary living at the time of a Participant’s Death, or if a non-Spouse Beneficiary disclaims any benefit under the Plan in the manner required by the Administrator, the Spouse is the Beneficiary.  If there is no Spouse, or if the Spouse disclaims any benefit under the Plan, the Beneficiary is, in the following order of priority; provided, however, that with respect to (1) and (2), such individuals are then living: (1) the Participant’s children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendants); (2)  the Participant’s surviving parents, in equal shares; and (3)  the Participant’s estate.  The Administrator’s determination of the persons who qualify as Beneficiaries under this Plan shall be binding on all interested parties.

(d)
Effect of Dissolution of Marriage.  Dissolution of marriage shall terminate the Participant’s Beneficiary designation, or presumed designation, of the Participant’s former Spouse as the Participant’s Beneficiary.

(1)
If, prior to payment of benefits upon the Participant’s Death, documentation of the Participant’s dissolution of marriage, as issued by a court of competent jurisdiction, is received and accepted by the Administrator, the Participant’s former Spouse shall be deemed to have predeceased the Participant, and no heirs or other Beneficiaries of the Participant’s former Spouse shall receive benefits as a Beneficiary, unless such heirs are specifically designated in the Participant’s Beneficiary designation under the Plan.

(2)	Section 6.8(d)(1) shall not apply if, prior to distribution of the vested portion of the Participant’s Accounts, either of the following occurs:

(A)
The Participant completes a properly completed Beneficiary designation in the manner required by the Administrator, dated after the date of the dissolution of marriage that designates the Participant’s former Spouse as a Beneficiary.

(B)	The Plan receives a Qualified Domestic Relations Order, as defined in Section 6.10, directing that the Participant’s former Spouse shall be treated as the Participant’s Spouse under the Plan.

Any such payment shall be a distribution for the account of such Participant and the Participant’s Beneficiary and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the Participant’s estate or any beneficiary.  In the event of a dispute with respect to the

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determination of Beneficiaries as a result of the operation of this Section 6.8(d), the Administrator may solicit a court of competent jurisdiction for a determination of a rightful beneficiary.  If such request is made to a court, the Trustee shall retain within the Plan or transfer to the court any portion of the Participant’s Accounts in dispute until the rendering of a final determination by the court.  The decision of the Administrator shall be final and binding on all interested parties, and the Administrator shall be under no duty to investigate further the intent of the Participant with respect to the designation of any Beneficiary.

(e)
Governing Designation.  The Beneficiary designation that the Participant completes and submits under the Plan shall apply with respect to all Accounts under the Plan maintained on behalf of the Participant.  Each proper Beneficiary designation effectively revokes all prior Beneficiary designations made by the same Participant.  No successor Beneficiary designations made by a Beneficiary shall be recognized under the Plan.

(f)
Slayers.  Notwithstanding anything in the Plan to the contrary, in the event that the death of the Participant or any Beneficiary is the result of the criminal act involving any other Beneficiary, such Beneficiary convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to Participant’s Account.

6.9
Rollover of Plan Distributions.  Notwithstanding any provision of the Plan to the contrary that would limit a Distributee’s election under this Section 6.9, a Distributee may elect to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee.  The election regarding a direct rollover shall be made at the time and in the manner prescribed by the Administrator.  The Administrator may restrict such direct rollovers to a minimum amount, as determined by the Administrator in a uniform and nondiscriminatory manner.  For purposes of this Section 6.9 only:

(a)	Distributee means a Participant, former Participant, a Beneficiary of a Participant or former Participant, or an “alternate payee” as defined under Code Section 414(p).

(b)
Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee.  However, an Eligible Rollover Distribution shall not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary; (2) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten years or more; (3) any distribution to the extent the distribution is required under Code Section 401(a)(9); (4) any portion of any distribution that is not includible in gross income, as determined without regard to the

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exclusion for net unrealized appreciation of employer securities (except relating to designated Roth contributions); (5) any amount that is distributed on account of hardship; (6) corrective distributions; (7) Participant loans; and (8) permissible withdrawals under Code Section 414(w).

(c)
Eligible Retirement Plan means: (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b); (3) an individual retirement plan described in Code Section 408A (for amounts that are designated Roth contributions); (4) an annuity plan described in Code Section 403(a); (5) a qualified trust described in Code Section 401(a); (6) an annuity contract described in Code Section 403(b) and (7) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.  For a Distributee who is a non-Spouse Beneficiary, Eligible Retirement Plan means only an arrangement described in item (1), (2), or (3) that is treated as an inherited IRA pursuant to Code Section 402(c)(11).  With respect to distribution of amounts that are designated Roth contributions, an Eligible Retirement Plan means only an otherwise permitted plan that also provides for Roth contributions and agrees to separately account for amounts rolled over, including separately accounting for the portion of the distribution that is includible in gross income and the portion of the distribution that is not includible in the distribution.

6.10
Qualified Domestic Relations Orders.  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order” (QDRO) as those terms are defined in Code Section 414(p), provided, however, that such order meets the requirements of Code Section 414(p).

(a)
Determination of Qualification.  The Administrator shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions made thereunder in a manner consistent with the requirements of Code Section 414(p).

(b)
Immediate Distribution.  Notwithstanding any provision of this Plan to the contrary, the distribution of all or the portion of a Participant’s vested Account that is assigned to an alternate payee under a QDRO shall commence as soon as administratively practicable after the later of the following dates:  (1) the date on which the Administrator determines that the domestic relations order pertaining to the alternate payee is a QDRO, or (2) the date specified in the QDRO; provided, however, that if the amount of the Participant’s vested Account to be distributed to the alternate payee exceeds the Cash-Out Limit, the Administrator shall not, without the prior written consent of the alternate payee, commence the distribution of the amount to be

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distributed to the alternate payee prior to the Participant’s “earliest retirement age” as that term is defined in Code Section 414(p)(4).

(c)
Fees or Expenses.  Fees or expenses incurred by the Plan in the course of determining whether a domestic relations order is a QDRO and in the administration of distributions made pursuant to a QDRO shall be allocated to the Account of the Participant prior to segregation of any portion of the benefits on behalf of the alternate payee, and shall be applied proportionately to the benefits allocated between the Participant and the alternate payee unless the QDRO provides for a different application.

Distributions made pursuant to this Section 6.10 shall completely discharge the Plan of its obligations with respect to the Participant and each alternate payee to the extent of any such distributions.

*  *  *  *  End of Article 6  *  *  *  *

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ARTICLE 7.
LOANS; HARDSHIP AND IN-SERVICE WITHDRAWALS

7.1
Participant Loans.  The Administrator may adopt a loan policy pursuant to which a Participant may request a loan and the Trustee may make such a loan. Any loan policy shall comply with the loan provisions of Code Sections 72(p) and 4975(d)(1).

7.2
In-Service Withdrawals.  Except as otherwise provided in Schedule C to the Plan, a Participant may request an in-service withdrawal as provided in this Section 7.2.  A Participant’s request for an in-service withdrawal must be filed in the manner required by the Administrator.  The Administrator shall thereafter notify the Trustee of the total dollar amount to be withdrawn, and the Trustee shall disburse the withdrawn amount, less any required tax withholding amount, directly to the Participant as soon as administratively feasible following receipt of such notice.

(a)
Age 59½ Withdrawal.  In accordance with the administrative rules and procedures as shall be adopted by the Administrator, a Participant who has attained age 59½ and who is then employed by the Employer shall be permitted to withdraw all or a portion of the Participant’s vested Account.

(b)
Withdrawal from Rollover Account.  In accordance with the administrative rules and procedures as shall be adopted by the Administrator, a Participant who is employed by the Employer shall be permitted to withdraw all or a portion of the Participant’s Rollover Account.

7.3
Hardship Withdrawals.  In accordance with the limitations of this Section 7.3 and such other rules and restrictions imposed by the Administrator, prior to a Participant’s attainment of age 59½, a Participant shall be permitted to withdraw for reasons of hardship all or a portion of the Participant’s previously undistributed Deferral Account (other than the portion of the Account attributable to earnings on Deferral Contributions credited after December 31, 1988 or the portion of the Account used as security for a Plan loan) if the withdrawal is made on account of an immediate and heavy financial need of the Participant and the distribution is necessary to satisfy that financial need.  The Administrator shall direct the Trustee to make the hardship distribution as soon as administratively practicable after the Participant makes a valid request for the hardship withdrawal in the manner required by the Administrator.

(a)
Immediate and Heavy Financial Need.  A distribution shall be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the distribution is made on account of any one of the following:

(1)
expenses for medical care, or to obtain such medical care, for the Participant, the Participant’s Spouse, the Participant’s dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or the Participant’s

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Beneficiary that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)
payments for tuition, related educational fees and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children, dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or Beneficiary;

(3)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(4)	payments needed to prevent either the eviction of the Participant from the Participant’s principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(5)
payments for burial or funeral expenses of the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)), or Beneficiary;

(6)
expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)	such other reasons as deemed by the Regulations to satisfy an immediate and heavy financial need of the Participant under the “safe harbor” standard.

(b)	Satisfaction of Need. Any hardship withdrawal from the Plan shall be deemed to meet the requirement that the distribution is necessary to satisfy that financial need if:

(1)
the amount of the hardship withdrawal does not exceed the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(2)	the Participant obtains all distributions (other than the hardship withdrawal) and all nontaxable loans available under all plans of the Employer before receiving a hardship withdrawal; and

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(3)
the Participant’s Deferral Contributions and any other employee contributions to all deferred compensation plans of the Employer are suspended for six months following the date the Participant receives the hardship withdrawal and shall require an affirmative Participant election in order to be reinstated thereafter.

*  *  *  *  End of Article 7  *  *  *  *

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ARTICLE 8.
APPLICATION FOR BENEFITS

8.1
Applying for Benefits.  A Participant may request a distribution by submitting a properly completed Application for Benefits.  The Administrator shall establish such additional rules and procedures that it determines to be necessary or appropriate for the proper payment of Plan benefits.

8.2
Denial of Benefits.  The following claims procedures are generally applicable to claims filed under the Plan.  To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a Disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

(a)	General Procedures.

(1)
Filing a Claim.  All claims shall be filed in writing by the Participant, Beneficiary or the authorized representative of the claimant (any of these, the “claimant”) by completing the procedures that the Administrator requires.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.  For purposes of this Section 8.2, a request for a Plan loan or an in-service withdrawal shall be considered a claim.

(2)
Review of Claim.  The Administrator shall review all materials and shall decide whether to approve or deny the claim.  If a claim is denied in whole or in part, the Administrator shall provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If an extension is required, the Administrator shall notify the claimant in writing before the end of the 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension shall not exceed an additional 90 days.  The notice of denial shall be written in a manner calculated to be understood by the claimant and shall include the following:

(A)	the specific reason(s) for the adverse determination;

(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

(C)	a description of any additional material or information necessary for the claimant to perfect his or her claim and the reason why such material or information is necessary; and

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(D)
a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(3)
Appeal Process.  If the claimant wishes a review of the denied claim, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The claimant may submit to the Administrator in writing any issues, documents, records, comments or other information the claimant may have regarding his or her claim for benefits under the Plan.  Such request for an appeal must be made by the claimant in writing within 60 days after receipt of notice that the claim has been denied by the Administrator.

A document, record or other information shall be considered “relevant” to a claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards required pursuant to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(4)
Review of Appeal.  The Administrator shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant.  The Administrator shall make a decision on the review within a reasonable period of time, not later than 60 days after the Administrator receives the claimant’s written request for review unless special circumstances require additional time for review of the claim.  If an extension is required, the Administrator shall notify the claimant in writing before the end of the 60-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension shall not exceed an additional 60 days.  The decision on review will be written in a manner calculated to be understood by the claimant.  If the claim is denied, the written notice shall include the following:

(A)	the specific reason(s) for the adverse determination;

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(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

(C)
a statement that the claimant shall be entitled, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as “relevant” is defined in this Section 8.2); and

(D)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

(b)
Administrator’s Full Discretion.  The Administrator and its designated claims administrator and appeals administrator, if any, shall have full discretion and power to decide all claims and reviews of denied claims, including determining eligibility, status and the rights of all individuals under the Plan and construing any and all terms of the Plan.  Following the approval of a claim for benefits, the Administrator shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

(c)
Electronic Notification.  Any notification from the Administrator, claims administrator or appeals administrator to the claimant under this Section 8.2 may be made electronically, provided that such notification complies with Department of Labor Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).

8.3
Exhaustion of Remedies; Limitation of Actions.  In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article 8 must be exhausted before legal recourse of any type is sought.  No legal action at law or in equity may be filed against the Plan, the Sponsor, any Participating Employer, the Administrator or its delegate relating to any dispute over benefits under this Plan more than 180 days after the date of the Administrator’s (or its delegate’s) final determination under the claims review process described in this Article 8.

*  *  *  *  End of Article 8  *  *  *  *

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ARTICLE 9.
ADMINISTRATION OF THE PLAN

9.1
Administrator.  The Administrator shall supervise and administer the operation of this Plan and shall have all powers necessary to accomplish that purpose, including the power to make rules and regulations pertaining to the administration of this Plan.  The Sponsor has designated the Alenco Inc. U.S. Benefit Plans Administration Committee (the “Committee”) to act as the Administrator.  Any member of the Committee may resign by delivering written notice to the Sponsor.  Until such time as the Sponsor shall have appointed the members of the Committee, or in the event that all Committee members have resigned, the Sponsor shall serve as the Administrator.  An Employee shall be deemed to have resigned as Administrator or as a member of the Administrator upon separation from service with the Employer.  Vacancies due to resignation, death, removal, or other causes shall be filled by the Sponsor.  The Sponsor shall be entitled to remove the Administrator at any time, with or without cause.

9.2	Organization and Procedures. The Committee shall be established and organized in accordance with its mandate or charter and shall follow such procedures as outlined in the mandate or charter.

9.3
Powers and Duties.  The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Sponsor or the Trustee.  Not in limitation, but in amplification of the powers and duties specified in this Plan, and in accordance with its mandate or charter, the Committee shall have the power and duty, in the Committee’s full and complete discretion, to:

(a)	Appoint subcommittees with such powers, whether discretionary or otherwise, as the Committee shall determine, consistent with the terms of the Plan.

(b)	Authorize or delegate its authority to one or more members of the Committee, an employee or any agent to execute or delivery any instrument or make any payment on behalf of the Committee.

(c)
Interpret the provisions of the Plan in the Committee’s total and complete discretion.  The Committee shall be the sole judge of the standard of proof required in any case and the application and interpretation of the Plan, and decisions of the Committee shall be final and binding on all parties.  All questions or controversies of whatsoever character arising in any manner or between any parties or persons in connection with the Plan or its operation, whether as to any claim or appeal for benefits as to the construction of the language of the Plan or any rules and regulations adopted by the Committee, or as to any writing, decision, instrument or account in connection with the operation of the Plan, shall be submitted to the Committee for decision.  Any decision by the Committee on appeal of a denied claim shall be binding on

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all persons dealing with the Plan or claiming any benefit hereunder, except to the extent such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such matter.

(d)
Develop and maintain an investment policy for the purposes of the following:  defining and assigning the responsibilities of all involved parties; establishing and communicating to all involved parties the objectives for establishing an investment program suitable to the long-term goals and investment objectives of the Plan; formulating policies for selecting investment management and investment accounts within the investment program; and establishing objectives for prudently monitoring and evaluating the performance of the investment program.

(e)
Adopt and enforce the rules and procedures and to designate the manner for Participants to make elections, all as are necessary for the operation and administration of the Plan and consistent with its provisions.  When designating procedures, the Committee shall consider all of the substantive legal requirements, such as requirements that an election be “in writing,” and shall designate procedures reasonably calculated to satisfy such requirements.

(f)	Determine all questions relating to eligibility, benefits and other rights of employees, Participants and beneficiaries under the Plan.

(g)
Keep all records necessary for the operation and administration of the Plan, to the extent such records are not kept by the Trustee, or to require its delegates or designates to keep records with respect to the authorities and responsibilities delegated to such.

(h)	To cause the Plan to be in compliance with all reporting and disclosure obligations under Part 1 of Title I of ERISA.

(i)	To perform due diligence as necessary and appropriate with respect to transactions involving the Plan.

(j)
To appoint one or more persons or entities to be investment managers (as defined in Section 3(3)) of ERISA) with respect to part or all of the Trust Fund, by notifying the Trustee in writing of the appointment of any such investment manager and of the part of the Trust Fund which the investment manager will manage, and to remove an investment manager at any time, for any reason, by written notice to the investment manager and the Trustee.

(k)
Delegate or employ agents, advisers and counsel (who may also be persons employed by the Employer), direct them to exercise the powers of the Committee and monitor their continued performance and, as the Committee deems appropriate, terminate the services of such agents, advisers and counsel.

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9.4
Consultation with Agents.  The Administrator shall have the right to employ such agents, clerical, accounting and other services, and such lawyers and accountants as may be necessary for the purpose of administering the Plan.  The Administrator shall have the right to employ the Trustee to perform recordkeeping and such other services on behalf of the Plan.  Such costs may be paid for out of the assets of the Plan and shall in such case constitute an operating expense of the Plan.

9.5
Finality of Action.  All acts and determinations of the Administrator shall be binding and conclusive upon Participants, Beneficiaries, Employees, and the Trustee.  The Employer may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee.

9.6
Indemnification.  To the extent permitted by ERISA, the Employer agrees to indemnify and defend to the fullest extent permitted by law all persons who are, were, or may be employees of the Employer or members of the Committee, subject to the provisions of the Committee’s mandate or charter and any separate applicable indemnification agreement.

9.7	Payment of Plan Expenses.

(a)
General Rule.  No employee shall be compensated for services performed in connection with the administration of the Plan.  However, all reasonable expenses of employees incurred in connection with the administration of the Plan shall be paid from the Trust Fund unless otherwise paid by the Employer.  Until otherwise paid, the Trust Fund shall at all times be liable for the payment of all administrative expenses, and the election of the Employer to pay any such expense shall not be construed as creating any such liability on the part of the Employer.

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(b)
Charges to Participant Accounts.  The Administrator may, except as prohibited by applicable law, charge a Participant’s Account for any reasonable Plan expenses directly related to that Account, including, but not limited to the following categories of fees or expenses:  distribution, loan, acceptance of rollover, QDRO, “lost participant” search, account maintenance, brokerage accounts investment management and benefit calculations.  The Administrator may charge a Participant’s Account for the reasonable expenses incurred in connection with the maintenance of or a distribution from that Account even if the charging of such expenses would result in the elimination of the Participant’s Account or in the Participant’s not receiving an actual distribution.  However, if the actual Account expenses exceed the Participant’s Account balance, the Administrator will not charge the Participant outside of the Plan for such excess expenses.  The Administrator may charge reasonable Plan expenses to the Accounts of Participants who are no longer employed with the Employer, even if the Administrator does not charge Plan expenses to the Accounts of Participants who are currently employed with the Employer, provided it is done in a uniform and nondiscriminatory manner.

*  *  *  *  End of Article 9  *  *  *  *

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ARTICLE 10.
THE TRUST FUND

10.1
The Trustee.  The Sponsor shall select a Trustee to hold, invest and distribute any assets of the Plan which are held in the Trust Fund in accordance with the terms of the Trust Agreement which shall be executed by the Sponsor and the Trustee under such terms and conditions, not in contravention of the provisions of this Plan, as the Sponsor and Trustee may elect.  The fiduciary responsibilities of the Trustee shall be as set forth in the Trust Agreement entered into by and between the Sponsor and the Trustee.  The Sponsor from time to time may change the Trustee and the Trust Agreement, provided that no amendment which affects the duties or responsibilities of the Trustee shall be effective without the consent of the Trustee.

10.2
The Trust Fund.  The Trust Fund shall be used only to pay benefits as provided in the Plan and such other payments as directed by the Administrator.  All reasonable and necessary expenses incurred in the administration of the Plan and Trust Fund shall be paid from the Trust Fund to the extent that such costs and expenses are not paid by the Employer.

10.3
Reversion of Assets.  Except as provided by the terms of this Section 10.3, no assets of the Trust Fund shall ever revert to, or be used or enjoyed by, the Employer or any successor of the Employer, nor shall any such funds or assets ever be used other than for the benefit of Participants or Beneficiaries.  Exceptions are as follows:

(a)
Mistake of Fact.  In the event the Administrator determines that the Employer has contributed any amount under Article 3 to the Trustee by mistake of fact, the Administrator shall direct the Trustee in writing to return to the Employer, within one year after the payment of the contribution, the lesser of the amount actually contributed by such mistake of fact or its then current value.

(b)
Deductibility.  All contributions hereunder are made on the condition that they are deductible under Code Section 404.  If the Internal Revenue Service shall determine that any portion of the Employer’s contributions under Article 3 for a Plan Year is not deductible, to the extent that the deduction is disallowed, the Administrator shall direct the Trustee to return the lesser of such amount or its then current value to the Employer within one year following the disallowance of the deduction.

(c)
Termination.  Upon termination of the Plan after satisfaction of all fixed and contingent liabilities or obligations to persons entitled to benefits upon termination of the Plan, any fund or property remaining in the Trust Fund shall revert to the Employer, provided such reversion does not contravene any provision of law.

*  *  *  *  End of Article 10  *  *  *  *

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ARTICLE 11.
PLAN FIDUCIARIES

11.1
Fiduciaries.  The named fiduciary with respect to the Plan and Trust Agreement shall be the Administrator.  The Trustee shall be a Plan fiduciary with respect to the Plan and Trust Agreement to the extent the Trustee exercises discretionary authority, responsibility or control with respect to management of the Plan or Plan assets or administration of the Plan.  Any Investment Manager shall be a Plan fiduciary with respect to the Plan and Trust Agreement, but shall not be a named fiduciary.  The fiduciaries of this Plan and Trust Agreement shall have only those powers, duties, responsibilities and obligations as are specifically provided for by the Plan and Trust Agreement.

11.2	Fiduciary Responsibilities.

(a)	Administrator. The Administrator shall have responsibility and authority to control the operation and administration of the Plan and as further set forth in Article 11.

(b)
Trustee.  The Trustee shall hold the assets of the Trust Fund in trust and shall be responsible for all functions specifically assigned to it by the Plan and Trust Agreement.  The Trustee shall have exclusive responsibility for the management and control of that portion, if any, of the Trust Fund which is not made subject to the management and control of an Investment Manager, a Participant or the Administrator.  The Trustee shall have no other responsibilities unless otherwise provided in the Trust Agreement.  To the extent that the Trust Fund or any portion thereof is subject to the management and control of an Investment Manager or the Administrator, the Trustee (1) shall not have exclusive management and control over the Trust Fund, (2) shall not invest or otherwise manage and control that portion of the Trust Fund, and (3) shall take investment action only upon the instructions of such Investment Manager or the Administrator properly given as herein provided.  Purchase and sale orders may be placed by such Investment Manager directly with brokers and dealers without the intervention of the Trustee and, in such event, the Trustee’s sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction.  The Trustee shall have no liability to any person for any action taken or omitted in accordance with any directions given by such Investment Manager herein, or for the failure of such Investment Manager to give such directions.

(c)
Sponsor.  The Sponsor shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement.  Any authority so assigned or reserved to the Sponsor shall be exercised by resolution of its duly authorized governing body, and shall become effective with respect to the Trustee only with its consent and upon written notice to the Trustee.  By way of illustration, and not by limitation, the Sponsor shall have authority

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and responsibility for (1) the designation of named fiduciaries, (2) the appointment, removal and replacement of the Trustee, and (3) the exercise of all fiduciary functions provided in the Plan and Trust Agreement or necessary to the operation of the Plan, except such functions as are assigned to other named fiduciaries or to an Investment Manager. Not as Plan fiduciary, but rather as “settlor” of the Plan, by way of illustration, and not by limitation, the Sponsor shall have authority and responsibility for the design of the Plan, the qualification under applicable law of the Plan and Trust Agreement, and any amendments thereto, and the funding of the Plan with respect to its Employees.

This Section 11.2 is intended to allocate to each fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibilities shall be shared by two or more of such fiduciaries unless such sharing is provided by a specific provision of the Plan and Trust Agreement.  Whenever one fiduciary is required to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the fiduciary giving the directions shall be deemed the fiduciary’s sole responsibility, and the responsibility of the fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.  A fiduciary may employ one or more persons to render advice concerning responsibility such fiduciary has been allocated under the Plan and Trust Agreement.  To the extent that fiduciary responsibilities are so allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund that is subject to the management of such Investment Manager.

11.3
Investment Managers.  The Administrator may appoint a qualified Investment Manager to manage any portion or all of the assets of the Trust Fund.  For the purpose of this Plan and Trust Agreement, a qualified Investment Manager means an individual, firm or corporation that has been so appointed to serve as Investment Manager hereunder and that is and has acknowledged in writing that it is (a) a fiduciary with respect to the Plan, (b) bonded as required by ERISA, and (c) is registered as an investment adviser under the Investment Advisers Act of 1940, but excluding any investment adviser described in ERISA Section 3(38)(B)(ii), or an investment adviser described in ERISA Section 3(38)(B)(ii), or a bank as defined in the Investment Advisers Act of 1940, or an insurance company qualified to manage or dispose of assets of pension plans and licensed to conduct business in more than one state.  Any Investment Manager so appointed shall have sole responsibility for the investment of the portion of the Trust Fund to be managed and controlled by such Investment Manager.

*  *  *  *  End of Article 11  *  *  *  *

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ARTICLE 12.
AMENDMENT, TERMINATION AND MERGER

12.1	Plan Amendment.

(a)
Power to Amend.  The Sponsor may amend the Plan at any time and from time to time.  In addition, the Committee may amend the Plan at any time and from time to time if such amendment is for any necessary or appropriate clerical changes to Plan documentation, or to add new Participating Employers to the Plan under Section 14.4.  The attached Schedules to the Plan may be updated without formal amendment.  Any amendment may be made retroactively effective to the extent permitted by applicable law.

(b)
Limitation to Scope of Amendments.  Except to the extent required to qualify this Plan and the Trust Agreement under Code Sections 401(a) and 501, or as a condition of continued qualification thereunder, no amendment shall be made which would have any of the following effects:

(1)	deprive any Participant or Beneficiary of the right to receive any benefits attributable to service before the amendment to which such individual may be entitled; or

(2)
except as provided in Article 10, permit any part of the Trust Fund to revert to the Employer or permit any part of the Trust Fund, other than such part as may be required to pay taxes or administration expenses, to be used for or diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries.

12.2
Vesting Amendments.  In the event the Sponsor shall adopt an amendment changing the vesting schedule described in the Plan, or any other amendment that directly or indirectly affects the computation of a Participant’s vested Account, any Participant who has completed at least three Years of Service may elect to have the Participant’s vested Account determined in accordance with the vesting schedule in effect immediately prior to the effective date of the amendment.  Notwithstanding the preceding sentence, no election need be provided for any Participant whose vested Account under the Plan, as amended, at any time cannot be less than such Account determined without regard to such amendment.  Such election must be in writing and be filed with the Administrator by the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the amendment becomes effective, or (c) 60 days after written notice of the amendment is issued to the Participant by the Administrator.  The Participant must have completed the required three Years of Service by the latest date on which an election may be filed hereunder.  Notwithstanding anything in the Plan to the contrary, the vested portion of a Participant’s Accounts shall be at least equal to the portion the Participant would have been entitled had the Participant ceased to be an Employee immediately prior to the date such amendment is adopted or the effective date of such amendment, whichever is later.

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12.3	Plan Termination.

(a)
Sponsor Rights.  Although the Sponsor expects to continue the Plan and the contributions to the Trust Fund indefinitely, the Sponsor may terminate the Plan and all further contributions to the Trust Fund for any reason and at any time.

(b)
No Liability for Future Contributions.  Although each contributing Employer expects to continue the Plan and the contributions to the Trust Fund indefinitely, the Employer may, with respect to its Employees, terminate the Plan and all further contributions to the Trust Fund for any reason and at any time.  The liability of the Employer to contribute to the Trust Fund shall automatically terminate upon its being legally dissolved.  Any such termination of the Plan by a contributing Employer shall not affect the continuation of the Plan by any other contributing Employer.

(c)
Partial Termination, Vesting.  In the event of the partial termination of the Plan, the rights of each Participant affected by such termination to the amounts credited to the Participant’s Account as of the date of such termination shall be vested.  Such amounts shall be distributed in accordance with the provisions of this Plan.

(d)
Trust Fund, Vesting and Distribution.  Upon the termination of the Plan or the complete discontinuance of contributions to the Trust Fund, the Administrator shall notify the Trustee of such event in writing.  The Trust Fund shall continue until all funds are distributed in accordance with the terms of the Plan.  All provisions of the Plan and Trust Agreement shall remain in force, other than the provisions relating to Employer contributions, until all funds are distributed from the Trust Fund.  Each affected Participant shall be fully vested in the Participant’s Account as of the date of such termination or discontinuance.  Anything herein to the contrary notwithstanding, the Trustee and the Administrator may, at any time after the Plan has been completely terminated, terminate the Trust Fund.  Upon termination of the Trust Fund, the amount credited to the Account of each Participant and Beneficiary shall be distributed to the individual absolutely and free of trust or transferred to another plan maintained by the Employer’s Affiliated Group.

(e)
Allocation of Suspense Account.  Any funds held in the Suspense Account at the time of the termination of the Plan or discontinuance of contributions shall be allocated among the Participants for whom an Account is being held in the manner set forth in Section 4.4 to the extent such allocation does not exceed the limits of Article 4.

(f)
Trustee Fees.  The Trustee’s fees and expenses of administering the Trust Fund and other expenses incident to the termination and distribution of the Trust Fund incurred after the termination of this Plan and the Trust

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Agreement shall be paid from the Trust Fund unless otherwise paid by the Employer. Until otherwise paid, the Trust Fund shall at all times remain solely liable for the payment of all fees and expenses incident to the termination.

12.4	Plan Merger or Transfer of Assets.

(a)
Transfer of Assets.  This Plan shall not be merged into, or consolidated with, nor shall any assets or liabilities be transferred to, any pension or retirement plan under circumstances resulting in a transfer of assets or liabilities from this Plan to any other plan unless immediately after any such merger, consolidation or transfer each Participant would (if the Plan then terminated) receive a benefit after the merger, consolidation or transfer that would be equal to or greater than the benefit the Participant would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).  Subject to the foregoing and the applicable requirements of Code Section 411(d)(6), the Administrator may, in its discretion, direct the Trustee to (1) transfer all or a specified portion of the Trust Fund to any other trust forming part of another qualified plan, or (2) accept a transfer to the Trust Fund of all or a specified portion of the assets of a trust forming part of another qualified plan.  Any transfer of assets to another trust shall be in complete satisfaction of all liabilities relating to the amounts so transferred.

(b)
Distributions.  Subject to an election by the Administrator to transfer the Accounts of any affected Participant to another trust forming part of a qualified plan as provided in Section 12.4(a), the Administrator may, in its discretion, permit in a uniform and nondiscriminatory manner the Accounts of affected Participants to be distributed, with the Participant’s consent as provided in Article 6, in a lump sum in connection with a corporate transaction that results in the Participant’s “severance from employment” as permitted in accordance with Code Section 401(k).

*  *  *  *  End of Article 12  *  *  *  *

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ARTICLE 13.
TOP HEAVY PROVISIONS

13.1
Application of Top-Heavy Provisions.  Notwithstanding anything in this Article 13 to the contrary, the Plan is a Safe Harbor Plan and therefore the top-heavy plan rules of Code Section 416, as provided in this Article 13, do not apply, except that they shall apply if the Plan is ever be deemed not to be a Safe Harbor Plan.

13.2	Top-Heavy Definitions. For purposes of this Article 13, the following terms shall have the following meanings.

(a)	Determination Date means the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(b)
Key Employee means any Participant who, at any time during the Plan Year, has been (1) an officer of the Employer having Testing Compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A); (2) a 5% owner of the Employer; or (3) a 1% owner of the Employer having Testing Compensation from the Employer of more than $150,000 without application of the Code Section 401(a)(17) limitation.  The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and related Regulations.  No more than 50 Employees, or, if lesser, the greater of three Employees or 10% of the Employees, shall be treated as officers.

(c)
Non-Key Employee means any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee, regardless of the Hours of Service or Compensation earned by such Employee during the Plan Year.

(d)
Permissive Aggregation Group means the Required Aggregation Group combined with any other plan maintained by the Employer, provided that the resulting combination group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 once such other plan is taken into account.  The Administrator shall determine which plan or plans maintained by the Employer shall be taken into account in determining the Permissive Aggregation Group.

(e)
Required Aggregation Group means (1) each plan of the Employer in which a Key Employee is a participant, and (2) each other plan of the Employer that enables any plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or 410.

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13.3	Determination of Top-Heavy Status.

(a)
Top-Heavy Plan Determination.  This Plan shall be deemed to be a “Top-Heavy Plan” within the meaning of Code Section 416(g) if, as of the Determination Date, the top-heavy determination percentage determined under Section 13.3(b) exceeds 60%.  This Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group that is not a Top-Heavy Plan.

(b)
Top-Heavy Determination Percentage.  The top-heavy determination percentage shall be derived as of the Determination Date by dividing (1) the sum of the Accounts of Key Employees under this Plan (plus the aggregate present value of cumulative accrued benefits for Key Employees under a defined contribution or defined benefit plan that is part of a Required or Permissive Aggregation Group) by (2) a similar sum determined for all Eligible Employees.  For purposes of determining the Account of any Employee (or the present value of the cumulative accrued benefit for any Employee in a defined contribution or defined benefit plan), such Accounts or present value shall be increased by the aggregate distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, Death or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(c)
Look-Back Period.  If any Employee is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan.  If an Employee has not performed any services for the Employer at any time during the one-year period ending on the Determination Date, such Employee’s Accounts (and the present value of the cumulative accrued benefit for any such Employee in a defined contribution or defined benefit plan) shall not be taken into account for the purposes of determining whether the Plan is a Top-Heavy Plan.

13.4
Change in Vesting Schedule.  To the extent the vesting provisions of the Plan are not more generous, if this Plan is deemed a Top-Heavy Plan for a Plan Year, then the vesting under the Plan shall be at least as generous as the following schedule, or if more generous, the vesting schedule otherwise set forth in the Plan:

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Years of Service	Vested Percentage
Fewer than 2 Years of Service	0%
At least 2 Years of Service, but fewer than 3 Years of Service	20%
At least 3 Years of Service, but fewer than 4 Years of Service	40%
At least 4 Years of Service, but fewer than 5 Years of Service	60%
At least 5 Years of Service, but fewer than 6 Years of Service	80%
At least 6 Years of Service	100%

13.5	Minimum Contribution.

(a)
Amount of Contribution.  For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute to the Account of each non-Key Employee an amount equal to (1) the lesser of 3% of the Non-Key Employee’s Testing Compensation or the largest percentage of Testing Compensation contributed on behalf of any Key Employee for such Plan Year (determining such largest percentage by taking into account all contributions including Safe Harbor Matching Contributions for such Plan Year made by the Employer to such Key Employee’s Account) minus (2) any Employer contribution for such Plan Year for such Non-Key Employee that may have been made as of the Determination Date (including Safe Harbor Matching Contributions for such Plan Year made by the Employer).

(b)
Eligible Employees.  The minimum contribution shall be made on behalf of each Participant who is a Non-Key Employee regardless of whether the Non-Key Employee has attained any minimum level of service for accrual purposes or compensation for the Plan Year.

(c)
Coordination with Other Plan.  If any Participant in this Plan is also covered by another defined contribution plan or defined benefit plan sponsored by the Employer, then for each year this Plan is a Top-Heavy Plan, the Participant’s receipt of a minimum guaranteed benefit under the other defined contribution plan or the defined benefit plan in accordance with Code Section 416(c)(1) shall satisfy the minimum contribution requirement.

*  *  *  *  End of Article 13  *  *  *  *

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ARTICLE 14.
GENERAL PROVISIONS

14.1	Interpretation.

(a)
Consistency.  If any provision of this Plan or the Trust Agreement may be susceptible to more than one interpretation, the interpretation that shall always be given to such provision shall be consistent with this Plan and the Trust Agreement being an employees’ plan and trust agreement within the meaning of Code Sections 401(a) and 501, or as replaced by any sections of like intent and purpose.

(b)
Severability. In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(c)
Number and Gender.  Unless the context otherwise requires, words denoting the singular number may, and where necessary shall, be construed as denoting the plural number, and pronouns in the masculine gender include the feminine gender and pronouns in the neuter gender include the masculine and feminine gender.

(d)	Descriptive Headings. The headings of the Plan are inserted for convenience of reference only and shall have no bearing upon the meaning of the provisions hereof.

14.2
Liability for Participant Representations.  The Employer, the Administrator and the Trustee shall be discharged from any liability in acting upon any representations by any individual of any fact affecting the individual’s status under this Plan or upon any notice, request, consent, letter, telegram, or other document believed by them, or any of them, to be genuine, and to have been signed or sent by the proper person.

14.3
Governing Law.  The Plan shall be construed, regulated and administered under the laws of the State of Colorado, except that if any such laws are superseded by any applicable federal law or statute, such federal law or statute shall apply.

14.4	Participating Employers.

(a)
Rights of Participating Employer.  Notwithstanding any provision in this Plan to the contrary, any entity that adopts this Plan participates in the Plan as a “Participating Employer,” as set forth in Schedule A, effective as of the date of such adoption.  Subject to such Participating Employer’s right to withdraw from the Plan, the Participating Employer has no power or obligation to amend or consent to any amendment made by the Sponsor, and agrees to be bound by all the provisions, conditions, and limitations of the

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Plan, as amended from time to time, as fully as if the Participating Employer was an original party to the Plan. For the purpose of this Plan, each Participating Employer, by adopting the Plan, irrevocably designates the Sponsor as its agent.

(b)
Withdrawal and Removal.  A Participating Employer, by action of its board of directors or other governing body, may withdraw from the Plan at any time upon prior notice in writing to the Administrator (the effective date of such withdrawal being the “withdrawal date”), and shall thereupon cease to be a Participating Employer for all purposes of the Plan.  The Administrator may remove an adopting Participating Employer from the Plan at any time upon prior notice in writing to the Participating Employer (the effective date of such withdrawal being the “removal date”), and shall thereupon cease to be a Participating Employer for all purposes of the Plan.

14.5
Missing Participants and Beneficiaries.  An individual for whom benefits are being held by the Trustee shall keep the Administrator notified of the individual’s current mailing address.  The Administrator, the Trustee and the Employer shall be discharged from any liability resulting from the failure to pay benefits as they become due if the Administrator has notified the individual at the last address of record.  If benefits are to be paid to an individual who cannot be located after six months following the date the Administrator first attempts to locate the individual, the Administrator may take either or none of the following actions, in addition to any other actions the Administrator may deem reasonable, at its discretion:

(a)
Forfeiture.  The individual’s Account may be forfeited and applied as provided in Article 4.  If the individual is later located, the vested portion of the Account will be reinstated and distributed in accordance with the terms of the Plan.

(b)
Distribution to Established Account.  The Administrator may direct the Trustee to distribute the Account by establishing an individually-designated account for such individual (for example, a savings account or individual retirement account), by purchasing an annuity for the individual, by transferring the account on behalf of such individual to an ongoing plan of the Employer, or by any other method deemed proper by the Administrator.

14.6
Incapacity of Participant or Beneficiary.  If any Participant or Beneficiary entitled to receive a distribution under this Plan is, as determined by the Administrator in a uniform and nondiscriminatory manner, unable to apply such distributions to his or her own best interest, whether because of illness, accident or other incapacity (mental, physical or legal), the Administrator may, in its discretion, direct the Trustee to make distributions in one or more of the following ways:

(a)	directly to the Participant or Beneficiary;

(b)	to the duly appointed legal guardian or conservator of the Participant or Beneficiary;

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(c)	to the Spouse of the Participant or Beneficiary;

(d)	to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act;

(e)
to an adult relative or friend of the Participant or Beneficiary, or to one residing with the Participant or Beneficiary, pursuant to appropriate legal appointment (including durable power of attorney) for the benefit of the Participant or Beneficiary.

Any such payment shall be a distribution for the account of such Participant or Beneficiary and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such Participant or Beneficiary.  The Administrator’s reliance on the written instrument of agency governing a relationship between the Participant or Beneficiary entitled to distribution and the person to whom the Administrator directs distribution shall be fully protected as though the Administrator made such distribution directly to the Participant or Beneficiary as a competent person.  In the absence of actual knowledge to the contrary, the Administrator may assume that the instrument of agency was validly executed, that the Participant or Beneficiary was competent at the time of execution and that at the time of reliance, the agency has not been amended or terminated.  The decision of the Administrator shall be final and binding on all interested parties, and the Administrator shall be under no duty to see to the proper application of the funds.

14.7
Assignment and Alienation.  The Trust Fund is established for the purpose of providing for the support of the Participants upon their retirement and for the support of their families.  Except in the case of any (a) Plan loan under Section 7.1, (b) federal tax lien, (c) qualified domestic relations order under Section 6.10, (d) breach of a Participant’s fiduciary obligations to the Plan, or (e) other event described in Section 401(a)(13) and the Regulations thereunder, no right or interest of any individual in any part of the Trust Fund shall be transferable or assignable or be subject to alienation, anticipation, or encumbrance, and no such right or interest shall be subject to garnishment, attachment, execution, or levy of any kind.

14.8
Participant Rights.  The sole rights of a Participant under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits the Participant may be entitled to hereunder, and, subject to any spousal Death benefit requirements, to name the Beneficiary to receive any Death benefits to which such person may be entitled.

14.9
Effect on Employment Status.  The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Employer and any Participant.  This Plan shall not affect the right of the Employer to deal with its Employees in all respects, including their hiring, discharge, compensation, and conditions of employment.  No individual shall be discharged, fired, suspended, expelled, disciplined, or discriminated against for exercising any right under this

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Plan or for giving information or testimony in any inquiry or proceeding relating to the Plan’s administration.

14.10
Qualified Military Service.  The Plan will comply with the requirements of Code Section 414(u) with respect to each Participant who is absent from service because of “qualified military service” (as defined in Code Section 414(u)(5)) provided that the Participant returns to employment within such period after the end of the qualified military service as is prescribed under Code Section 414(u) (or other federal law cited therein).  Accordingly, any such Participant will be permitted to make additional Deferral Contributions after the Participant’s reemployment, will receive Safe Harbor Matching Contributions on such Deferral Contributions and will receive QMACs and QNECs if any were made for the period of qualified military service, and will receive service credit for the period of qualified military service as required under Code Section 414(u).

*  *  *  *  End of Article 14  *  *  *  *

IN WITNESS WHEREOF, the Sponsor has caused the Encana (USA) Inc. 401(k) Plan to be executed in the name of and on behalf of the Sponsor, effective January 1, 2012.

Alenco Inc.
Sponsor

By:	/s/ John L. Keplinger, Jr.

Title:	Vice-President, Administrative Services

Date:	December 17, 2012

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Encana (USA) 401(k) Plan

Schedule A -
Participating Employers

Employer	Effective Date of Participation (if after the Effective Date of this amendment and restatement)
Encana Oil & Gas (USA) Inc.	n/a
Encana Services Inc.	n/a
Encana Natural Gas Inc.	n/a

* * * * End of Schedule A * * * *

Encana (USA) 401(k) Plan – Schedule A

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Encana (USA) 401(k) Plan

Schedule B -
Imputed Service for Predecessor and Related Employers

Employer: Imputed Service Credit

[NONE]

* * * * End of Schedule B * * * *

Encana (USA) 401(k) Plan – Schedule B

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Encana (USA) 401(k) Plan

Schedule C -
Protected Benefits

[NONE]

* * * * End of Schedule C * * * *

 Encana (USA) 401(k) Plan – Schedule C

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